"Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions, marked by [***], have been separately filed with the Commission."


                            SB/HGS LICENSE AGREEMENT

         This Agreement is effective as of this 28th day of June, 1996 between, on the one hand, SmithKline Beecham Corporation, a corporation organized under the laws of the Commonwealth of Pennsylvania, having a place of business at One Franklin Plaza, Philadelphia, Pennsylvania 19101, U.S.A. ("SB corp"), SmithKline Beecham p.l.c., a corporation organized under the laws of England and having a place of business at Great West Road, Brentford, Middlesex, U.K. ("SB p.l.c.") (individually and collectively "SB"), and, on the other hand, Human Genome Sciences, Inc., 9410 Key West Avenue, Rockville, Maryland 20850 ("HGS").

                                WITNESSETH THAT:

         WHEREAS SB corp and HGS, entered into the COLLABORATION AGREEMENT (defined below) relating to sequencing of expressed genes and development of practical applications therefor; and

         WHEREAS SB corp, SmithKline Beecham Intercredit, B.V. and HGS entered into the AMENDED AND RESTATED LICENSE AGREEMENT (defined below) pursuant to which HGS granted to SB certain licenses under HGS patents and HGS technology to make, have made, use and sell collaboration products; and to license certain technologies to TAKEDA (defined below) pursuant to the SB/TAKEDA AGREEMENT (defined below),

         WHEREAS SB and HGS now wish to form alliances with THIRD PARTIES (defined below) in addition to TAKEDA to collaborate and/or grant licenses to COLLABORATION PARTNERS (defined below) under HGS TECHNOLOGY and SB TECHNOLOGY (each defined below) in the SB FIELD (defined below) and GENE THERAPY VACCINES (defined below) causing the parties to now supersede the COLLABORATION AGREEMENT and the AMENDED AND RESTATED LICENSE AGREEMENT (defined below) as to such SB FIELD and GENE THERAPY VACCINES (defined below), and to replace those agreements only as to such fields with this Agreement;

         NOW, THEREFORE, in consideration of the covenants and obligations expressed herein, and intending to be legally bound, and otherwise to be bound by proper and reasonable conduct, the parties agree as follows:

         The parties now agree that the COLLABORATION AGREEMENT is superseded in accordance with Paragraph 23.01 of such agreement and the AMENDED AND RESTATED LICENSE AGREEMENT is superseded both with respect to the SB FIELD and GENE THERAPY VACCINES to read as follows:

1.       DEFINITIONS
         -----------

1.0. "AFFILIATE" shall mean any corporation, firm, partnership or other entity, whether de jure or de facto, which directly or indirectly owns, is owned by or is under common ownership with a party to this Agreement to the extent of at least fifty percent (50%) of the equity (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) having the power to vote on or direct the affairs of the entity and any person, firm, partnership, corporation or other entity actually controlled by, controlling or under common control with a party to this Agreement.
1.1. "AMENDED AND RESTATED LICENSE AGREEMENT" shall mean the agreement between SB and HGS entered into May 31, 1995.
1.2. "ANTIBODY PRODUCT" shall mean an antibody (monoclonal or polyclonal) and fragments and constructs thereof which may be useful for the treatment or prevention of a disease or disorder in humans.
1.3. "ANTIBODY RESEARCH PLAN" shall mean a plan for researching and developing an ANTIBODY PRODUCT which is a COLLABORATION PRODUCT in the SB FIELD. Appendix A is an example of such plan.
1.4. "ANTISENSE" shall mean inhibiting or preventing in vivo expression in a human or animal of a gene product by use of an oligonucleotide or modified oligonucleotide which binds to RNA or DNA to prevent and/or impair expression of the gene product.
1.5. "BLOCKING CLAIM" shall mean a claim under any patent application or granted patent anywhere in the world which generically but not specifically claims
     (i) any and all compounds (and/or the use thereof) which interact with or prevent interaction with a specified TARGET which is a COLLABORATION PRODUCT and/or (ii) any and all antibodies (and/or the use thereof) against a specific TARGET or THERAPEUTIC PROTEIN each of which is a COLLABORATION PRODUCT. The following are examples of "blocking claims": (1) a compound which interacts with, or is capable of interacting with, receptor X; (2) a compound which prevents binding between or to receptor X and its ligand,
     (3) a process for activating receptor X, comprising: contacting receptor X with a compound which binds thereto and activates the receptor; (4) a process for preventing activation of receptor X comprising contacting receptor X with a compound which prevents binding between receptor X and its ligand.

1.6. "BIOINFORMATICS" shall mean computer software and know-how useful for the analysis, comparison, and curation of human nucleic acid sequences; and information related to such sequences; and software for the construction and maintenance of databases for the compilation of such sequences and their associated information; each developed from May 19, 1993 through the end of the INITIAL RESEARCH TERM. BIOINFORMATICS shall include software for the prediction of the three-dimensional structure of proteins from primary sequence information but BIOINFORMATICS shall not include software for rational drug design based on such three-dimensional structure. To the extent BIOINFORMATICS includes software licensed from a THIRD PARTY such THIRD PARTY software is not included except to the extent that a party has the right to transfer to the other party such software and its use and the other party agrees to pay any royalty owed to the THIRD PARTY for such software and its use.

1.7.  "cDNA" shall mean complementary DNA prepared from human cells.
1.8. "cDNA DATABASE" means the Human cDNA Database established pursuant to the Human cDNA Database Agreement (the HUMAN cDNA DATABASE AGREEMENT), effective as of July 7, 1994, among SB, HGS and The Institute for Genomic Research (TIGR) and as may be amended from time to time.
1.9. "CLINICAL STUDY" shall mean a study in humans of a product which study is intended for use in obtaining approval to sell the product in a "Major Market" However, in the case of a product for which no human clinical studies are required, then CLINICAL STUDY shall mean, instead, initiation of country-wide sales of a product in a "Major Market". By "Major Market" is meant the United States, Canada, Japan, Great Britain, France, Germany, or Italy.
1.10."COLLABORATION AGREEMENT" shall mean the Collaboration Agreement entered into between SB and HGS effective as of May 19, 1993, as amended as of immediately before the EFFECTIVE DATE.
1.11."COLLABORATION PARTNER" shall mean those entities which are set forth in Appendix B and any entity added to such Appendix by mutual written agreement between SB and HGS. TAKEDA is not a COLLABORATION PARTNER.

1.12."COLLABORATION  PARTNER AGREEMENT" shall mean an agreement among HGS and SB and a COLLABORATION PARTNER and designated in writing by SB and HGS as a COLLABORATION PARTNER AGREEMENT.
1.13."COLLABORATION   PARTNER   PATENT"   shall  mean  all  patents  and  patent
     applications filed during the INITIAL RESEARCH TERM which are or become owned by a COLLABORATION PARTNER or to which a COLLABORATION PARTNER otherwise has, now or in the future, the right to grant licenses, only to the extent HGS and SB have the rights to grant licenses thereto under a COLLABORATION PARTNER AGREEMENT. Included within the definition of COLLABORATION PARTNER PATENTS are all continuations, continuations-in-part, divisions, patents of addition, reissues, renewals, extensions, registrations, confirmations, re-examinations thereof and any provisional applications and all SPCs
1.14."COLLABORATION  PRODUCT"  shall  mean  any  product,  process,   substance,
     composition or service which (i) is based on the use of or is derived by use of HGS TECHNOLOGY and/or SB TECHNOLOGY and/or (ii) is covered by a HGS PATENT and/or (iii) is covered by a SB PATENT; and/or (iv) is covered by a COLLABORATION PARTNER PATENT; and/or (v) is based on or is derived by use of a TARGET and/or is a THERAPEUTIC PROTEIN and/or biological information on such TARGET or THERAPEUTIC PROTEIN all as to which SB and/or HGS receives rights from a COLLABORATION PARTNER under a COLLABORATION PARTNER AGREEMENT. An incidental or immaterial use (or no use) of such technology or patents in (i)-(v) shall not cause a product, process, substance, composition or service to become a COLLABORATION PRODUCT.
1.15."CORIGHTS PRODUCT" shall mean a product subject to a COLLABORATION  PARTNER
     AGREEMENT as to which SB obtains rights to promote and/or market from such COLLABORATION PARTNER.
1.16."COST OF GOODS" shall mean the sum of the actual direct and indirect costs for active and other ingredients, supplies, material, and labor and an allocated portion of overheads, incurred in manufacturing a SB PRODUCT or an HGS PRODUCT, as determined in accordance with Generally Accepted Accounting Principles in the United States.

1.17."DIAGNOSTIC(S)"  shall mean a  COLLABORATION  PRODUCT which is any product, process, substance, composition or service
     intended to predict, detect or identify a disease or determine the presence of a pathologic condition in a human.
1.18."DISCOVERED"  shall  mean,  with  respect  to a  COLLABORATION  PRODUCT  or
     CORIGHTS PRODUCT, the earlier of (a) the date of the specific disclosure of the COLLABORATION PRODUCT or CORIGHTS PRODUCT, in an application for a patent filed in any country by or in the name of the discovering party; or
     (b) the date of the specific disclosure of such COLLABORATION PRODUCT or CORIGHTS PRODUCT in a written document other than a filed patent application.
1.19."DRUG PRODUCT" shall mean a product (including VACCINES), which is not a THERAPEUTIC PROTEIN, GENE THERAPY VACCINE or ANTIBODY PRODUCT, which may be useful for the treatment or prevention of a disease or disorder in a human.
1.20."DRUG RESEARCH PLAN" shall mean a plan for screening of TARGETS to discover a DRUG PRODUCT which is a COLLABORATION PRODUCT in the SB FIELD and shall also mean a plan for researching and developing a GENE THERAPY VACCINE pursuant to Section 7 or a plan for researching and developing a VACCINE which is a COLLABORATION PRODUCT in the SB FIELD. An example of such a plan is shown in Appendix C.
1.21. "EFFECTIVE DATE" shall mean the date first written above.
1.22."EST"shall mean a partial cDNA sequence, i.e., a cDNA which corresponds to less than the entire expressed portion of a complete human gene, determined by Expressed Sequence Tag analysis. The ESTs shall comprise as many nucleotides from the 5' end or the 3' end of a cDNA (exclusive of vector nucleotides) as is practicable in order to enhance the informational value of the ESTs and shall otherwise meet specifications previously established by the RC and as amended from time to time. 1.23. "GENE" shall mean a cDNA or a human gene or a family of such human genes or any portion of such cDNA, gene or genes.
1.24."GENE THERAPY" shall mean treatment or prevention of a disease, or remedying a gene deficiency of humans or animals by genetic modification of human somatic cells or animal somatic or germ cells (in vivo, in vitro or ex vivo) with DNA (RNA) for the purpose of expressing a protein or oligo(poly)nucleotide encoded by said DNA (RNA) in a human or animal.
1.25.GENE THERAPY VACCINE" shall mean a VACCINE which achieves a therapeutic and/or prophylactic effect by inducing an antigen-specific humoral and/or cellular immune system response by GENE THERAPY.

1.26. "HGS" shall mean Human Genome Sciences, Inc.
1.27."HGS FIELD" shall mean:  (i) GENE  THERAPY,  GENE THERAPY  VACCINES  (other than GENE THERAPY  VACCINES as to which SB obtains rights under Section 7),
     (ii) ANTISENSE, (iii) biotransformation of a chemical to prepare pharmaceutically active agents for human or animal use, or intermediates therefor, which active agents or intermediates were discovered before May 19, 1993.
1.28."HGS  PATENT(S)"  shall mean all  patents  and patent  applications  to the extent they claim HGS TECHNOLOGY, which are or become owned by HGS or to which HGS otherwise has, now or in the future, the right to grant licenses. Included within the definition of HGS PATENTS are all continuations, continuations-in-part, divisions, patents of addition, reissues, renewals, extensions, registrations, confirmations, re-examinations thereof and any provisional applications and all SPCs.
1.29."HGS PRODUCT" shall mean (1) a  COLLABORATION  PRODUCT in the HGS FIELD; or
     (2) a COLLABORATION PRODUCT in the SB FIELD (a) to which HGS obtains rights in accordance with Section 6; and/or (b) which is a THERAPEUTIC PROTEIN discovered or developed by or on behalf of HGS after the INITIAL RESEARCH TERM; and/or (c) which is a DRUG PRODUCT or ANTIBODY PRODUCT discovered or developed by or on behalf of HGS at any time.
1.30."HGS  TECHNOLOGY"  shall  mean  any and all  data,  substances,  processes, materials, formulae, know-how and inventions with respect to GENES and/or expression products thereof (including sequence and function) which are useful within the HGS FIELD or the SB FIELD and which are developed by or on behalf of HGS during or prior to the INITIAL RESEARCH TERM and which are owned by HGS or with respect to which HGS has a right to grant a license. In the event HGS in-licenses from a THIRD PARTY a DRUG PRODUCT, ANTIBODY PRODUCT or THERAPEUTIC PROTEIN in each case discovered by a THIRD PARTY with no use of HGS TECHNOLOGY, such product and information generated by HGS directly related to the research and development of such product, shall not be HGS TECHNOLOGY.
1.31."HGS  SPECIAL  TECHNOLOGY  shall mean (1) all HGS  TECHNOLOGY  in existence prior to the EFFECTIVE DATE and required to be transferred or transferred to SB under the COLLABORATION AGREEMENT and (2) all HGS TECHNOLOGY developed by or for HGS after the EFFECTIVE DATE and during the INITIAL RESEARCH TERM required to be transferred or transferred to SB by HGS which is: (a) sequence data with respect to cDNA and expression products thereof and BIOINFORMATICS relating thereto, (b) information on biological function of TARGETS and screens for such TARGETS, and/or (c) biological information on THERAPEUTIC PROTEINS for their use as TARGETS, and (3) HGS clones containing sequences in (1) and 2(a).
1.32."INITIAL  RESEARCH  TERM"  shall mean the term  beginning  May 19, 1993 and ending June 30, 2001.
1.33."make,  have made, use and sell" shall mean all exclusionary  rights now or in the future  conferred by a patent or  equivalent  of a patent  (e.g.,  a
     SPC), copyright, or trade secret law of each applicable respective jurisdiction of the world, including but not limited to the right to make, have made, use, offer to sell, sell, import, copy, display, and distribute.
1.34."NET  SALES"  shall  mean  gross  receipts  from  sales of a  COLLABORATION
     PRODUCT (on a product-by-product basis) by SB or HGS or, except as provided below, their respective AFFILIATES, licensees, distributors trading on SB's or HGS's account or joint ventures or other associated companies, less deductions for (i) transportation, shipping and postage charges, including transportation insurance and customs duties to the extent separately invoiced; (ii) sales and excise taxes and duties paid or allowed by a selling party and any other governmental charges imposed upon the production, importation, use or sale of such product; (iii) normal and customary trade, quantity and cash discounts allowed and rebates including but not limited to Medicaid and Medicaid-like rebates; and (iv) allowances or credits to customers on account of rejection or return of such product or on account of retroactive price reductions affecting such product. Sales between or among a party to this Agreement and its respective AFFILIATES, licensees, distributors trading on SB's or HGS's account, or joint ventures or other associated companies shall be included within NET SALES only if such purchaser is an end-user of the COLLABORATION PRODUCT. Otherwise, NET SALES shall only include the subsequent, final sales to THIRD PARTIES.
1.35."OPERATING PROFITS" shall mean NET SALES less (i) COST OF GOODS, (ii) royalties paid to a party or to THIRD PARTIES, (iii) costs and expenses of Phase IV studies, i.e., post-marketing clinical studies and (iv) marketing, promotion, distribution and selling expenses of SB and its AFFILIATES, in the case of a SB PRODUCT, or of HGS, in the case of a HGS PRODUCT, all as determined in accordance with Generally Accepted Accounting Principles in the United States.
1.36."OUTLICENSE FEES" shall mean all royalties, license fees and other payments or product rights received by HGS or SB from THIRD

"The information below marked [***] has been omitted pursuant to a request for confidential treatment. The omitted portions have been separately filed with the Commission."

     PARTIES based on licensing permitted under this Agreement after deducting therefrom fees reasonably paid to compensate HGS or SB, as the case may be, for services rendered to the licensee after the effective date of the agreement with the licensee. Throughout this Agreement, "outlicense" and "license" and forms thereof, are used interchangeably.
1.37."PROTEIN  RESEARCH  PLAN" shall mean a written plan to research and develop a THERAPEUTIC PROTEIN which is a COLLABORATION PRODUCT in the SB FIELD which plan includes, at a minimum, scientific data, research and development efforts, milestones, and which is sufficient to reasonably monitor diligence of the research and development of the THERAPEUTIC
     PROTEIN. A representative example of such a plan forms Appendix D. THERAPEUTIC PROTEIN PROPOSALS and/or RESEARCH PROGRAMS directed to the six
     (6) HGS PRODUCTS in Paragraph 6.3(a) are deemed to be PROTEIN RESEARCH PLANS submitted by HGS under this Agreement.
1.38."RC" shall mean the  Research  Committee  which shall  consist of three (3)
     appointees of HGS and three (3) appointees of SB and shall be chaired by one (1) of the SB appointees.
1.39."RESEARCH PLAN" shall mean  individually  and  collectively a DRUG RESEARCH
     PLAN, ANTIBODY RESEARCH PLAN and PROTEIN RESEARCH PLAN. RESEARCH PROGRAMS (other than the one directed to [***] under the COLLABORATION AGREEMENT are deemed DRUG RESEARCH PLANS submitted by SB under this Agreement.
1.40."RESEARCH   PROGRAM"  shall  have  the  meaning   ascribed  to  it  in  the
     COLLABORATION AGREEMENT.
1.41."RESEARCH TERM  EXTENSIONS"  shall mean extensions of the INITIAL  RESEARCH
     TERM obtained pursuant to Paragraph 8.6.
1.42."SB" shall mean SmithKline Beecham Corporation and/or SmithKline Beecham, p.l.c., and any past (from May 19, 1993 through the EFFECTIVE DATE), present or future AFFILIATE thereof, which AFFILIATE holds the relevant right and/or is or was or will be necessary or required to perform any obligations of SB under this Agreement and/or obligations of either of them are subsequently assigned and/or delegated pursuant to Section 25 of this Agreement.
1.43."SB/TAKEDA AGREEMENT" shall mean the agreement entered into between TAKEDA and SB effective June 8, 1995 as amended or restated and superseded as of immediately before the EFFECTIVE DATE of this Agreement which is attached as Appendix F and as may be amended from time to time.

"The information below marked [***] has been omitted pursuant to a request for confidential treatment. The omitted portions have been separately filed with the Commission."

1.44."SB FIELD" shall mean human health care,  excluding  both  DIAGNOSTICS  and the HGS FIELD (except as to GENE THERAPY VACCINES). The SB FIELD shall include without limitation VACCINES and GENE THERAPY VACCINES (other than GENE THERAPY VACCINES to which HGS obtains rights to pursuant to Section
     7).
1.45."SB  PATENT(s)"  shall  mean all  patents  and patent  applications  to the extent they claim SB TECHNOLOGY, which are or become owned by SB or to which SB otherwise has, now or in the future, the right to grant licenses. Included within the definition of SB PATENTS are all continuations, continuations-in-part, divisions, patents of addition, reissues, renewals, extensions, registrations, confirmations, re-examinations thereof and any provisional applications and all SPCs. SB PATENTS shall include TAKEDA PATENTS to the extent such patents and patent applications claim SB TECHNOLOGY.
1.46."SB PRODUCT shall mean (1) a GENE THERAPY  VACCINE which is a COLLABORATION
     PRODUCT to which SB obtains rights pursuant to Section 7; and/or (2) a THERAPEUTIC PROTEIN which is a COLLABORATION PRODUCT in the SB FIELD to which SB obtains rights pursuant to Section 6; and/or (3) a COLLABORATION PRODUCT in the SB FIELD which results from a DRUG RESEARCH PLAN or an ANTIBODY RESEARCH PLAN, each submitted by SB during the INITIAL RESEARCH TERM and/or in the case of a DRUG RESEARCH PLAN, which is submitted by SB during RESEARCH TERM EXTENSIONS.
1.47."SB  TECHNOLOGY"  shall  mean  any and  all  data,  substances,  processes, materials, formulas, know-how, inventions and information useful within the HGS FIELD and/or SB FIELD which are based on the use of or derived by use of HGS SPECIAL TECHNOLOGY and are developed by or on behalf of SB during the INITIAL RESEARCH TERM, or RESEARCH TERM EXTENSIONS or under a RESEARCH PLAN submitted by SB pursuant to this Agreement prior to the later of [***] years after the INITIAL RESEARCH TERM or [***] years after RESEARCH TERM EXTENSIONS. SB TECHNOLOGY shall not include technologies, reagents or materials made by SB merely because of an incidental or immaterial use (or no use of) of HGS SPECIAL TECHNOLOGY in the development of such technologies, reagents or materials or merely because of an incidental or immaterial use of (or no use of) such technologies, reagents or materials in a RESEARCH PLAN. SB TECHNOLOGY shall include TAKEDA TECHNOLOGY to the extent that such TAKEDA TECHNOLOGY is based on the use of or derived by use of (a) HGS SPECIAL

     TECHNOLOGY, or (b) SB TECHNOLOGY as defined in the preceding two sentences of this Paragraph.
1.48."SOUTHEAST ASIA" shall mean Burma, Cambodia,  Hong Kong, Indonesia , Japan,
     Laos, Malaysia, Papua New Guinea, People's Republic of China, Philippines, Singapore, South Korea, Taiwan, Thailand, and Viet Nam.
1.49. "SP" shall mean Schering Plough Corporation and its AFFILIATES.
1.50. SPC" shall mean a right based upon a patent to exclude others from makin g, using or selling a product, process, substance, composition or service, such as a Supplementary Protection Certificate.
1.51."SPECIAL SB TECHNOLOGY" shall mean (1) all SB TECHNOLOGY developed by or on behalf of SB in existence prior to the EFFECTIVE DATE required to be transferred or transferred to HGS by SB under the COLLABORATION AGREEMENT,
     (2) after the EFFECTIVE DATE all SB TECHNOLOGY developed by or on behalf of SB which SB is required to transfer to HGS or transfers to HGS pursuant to this Agreement, and/or (3) SB TECHNOLOGY otherwise lawfully obtained by HGS. With respect to information contained in a RESEARCH PLAN submitted by SB pursuant to this Agreement, SPECIAL SB TECHNOLOGY shall not include items of the type identified in sections 1, 2, or 3 of the RESEARCH PLAN outlines attachedas appendices A, C, and D.
1.52. "TAKEDA" shall mean Takeda Chemical Industries, Ltd., and its AFFILIATES. 1.53."TAKEDA PATENT" shall mean all patents and patent applications which claim
     TAKEDA TECHNOLOGY as defined herein, which are or become owned by TAKEDA or to which TAKEDA otherwise has, now or in the future, the right to grant licenses, to the extent of SB's rights under the SB/TAKEDA AGREEMENT. Included within the definition of TAKEDA PATENTS are all continuations, continuations-in-part, divisions, patents of addition, reissues, renewals or extensions thereof and all SPCs
1.54."TAKEDA PRODUCT" shall mean individually or collectively a TAKEDA PRODUCT or SB/TAKEDA JOINT PRODUCT as those terms are defined in the SB/TAKEDA AGREEMENT.

1.55."TAKEDA TECHNOLOGY" shall mean all technology required to be transferred or transferred to SB under the SB/TAKEDA AGREEMENT prior to the EFFECTIVE DATE and such other technology required to be transferred or transferred to SB pursuant to the SB/TAKEDA AGREEMENT in each case which SB is permitted to transfer to or share with HGS pursuant to the SB/TAKEDA

     AGREEMENT and is required to transfer or transfers to HGS pursuant to this Agreement.
1.56."TARGET" shall mean a GENE or expression product thereof (e.g., receptors, enzymes or ion channels) which could be used for screening or other drug discovery purpose to identify compounds or antibodies with a biochemical or pharmacological effect.
1.57. "TERRITORY" shall mean all the countries and territories in the world. 1.58."THERAPEUTIC PROTEIN" shall mean a polypeptide derived from a GENE (not including an ANTIBODY PRODUCT) which may be useful for the treatment or prevention of a disease or disorder in humans.
1.59."THERAPEUTIC PROTEIN PROPOSAL" shall have the meaning ascribed to it in the
     COLLABORATION AGREEMENT.
1.60."THIRD  PARTY(IES)"  shall  mean  any  party  other  than a  party  to this
     Agreement or an AFFILIATE of SB, or HGS.
1.61."VACCINE" shall mean any substance which achieves a prophylactic or therapeutic effect by inducing an antigen-specific humoral and/or cellular immune system response but shall not include a GENE THERAPY VACCINE.

2.   GRANTS
     ------

     Research and Development
     ------------------------

2.1. (a) HGS hereby grants to SB a non-exclusive, world-wide license under HGS SPECIAL TECHNOLOGY, claims of HGS PATENTS that cover HGS SPECIAL TECHNOLOGY and COLLABORATION PARTNER PATENTS to perform research and development in the SB FIELD during the INITIAL RESEARCH TERM pursuant to this Agreement.
     (b) HGS hereby grants to SB a non-exclusive, world-wide license under HGS SPECIAL TECHNOLOGY, claims of HGS PATENTS that cover HGS SPECIAL TECHNOLOGY and COLLABORATION PARTNER PATENTS to perform research and development of TARGETS and DRUG PRODUCTS which are COLLABORATION PRODUCTS in the SB FIELD during RESEARCH TERM EXTENSIONS.
2.2. HGS hereby grants to SB a non-exclusive, world-wide, license under HGS SPECIAL TECHNOLOGY, claims of HGS PATENTS that cover HGS SPECIAL TECHNOLOGY and COLLABORATION PARTNER PATENTS to perform research and development in the SB FIELD after the INITIAL RESEARCH TERM pursuant to a RESEARCH PLAN submitted by SB pursuant to this Agreement.

2.3. HGS hereby  grants to SB a  non-exclusive, world-wide,  license  under HGS
     SPECIAL TECHNOLOGY, HGS PATENTS and COLLABORATION PARTNER PATENTS to perform research and development in the HGS FIELD only in furtherance of research and development in the SB FIELD (i) during the INITIAL RESEARCH TERM and RESEARCH TERM EXTENSIONS, and (ii) after the INITIAL RESEARCH TERM under a RESEARCH PLAN submitted by SB pursuant to this Agreement. For the avoidance of doubt, no license is granted (other than to perform research and development pursuant to this Paragraph 2.3) to SB hereunder to make, have made, use and sell COLLABORATION PRODUCTS in the HGS FIELD.
2.4. SB hereby grants to HGS a non-exclusive, world-wide, license under SPECIAL SB TECHNOLOGY and claims of SB PATENTS that cover SPECIAL SB TECHNOLOGY to perform research and development in the SB FIELD during the INITIAL RESEARCH TERM.
2.5. SB hereby grants to HGS a non-exclusive, world-wide, license under SPECIAL SB TECHNOLOGY and claims of SB PATENTS that cover SPECIAL SB TECHNOLOGY to perform research and development in the SB FIELD after the INITIAL RESEARCH TERM pursuant to a RESEARCH PLAN submitted by HGS pursuant to this Agreement during the INITIAL RESEARCH TERM.
2.6. Notwithstanding any rights obtained by a party, with respect to a THERAPEUTIC PROTEIN under Section 6 or a GENE THERAPY VACCINE under Section 7, HGS and SB each acknowledges and agrees that HGS and SB, as the case may be, retain the right under HGS SPECIAL TECHNOLOGY, HGS PATENTS, SPECIAL SB TECHNOLOGY and SB PATENTS to use THERAPEUTIC PROTEINS and/or GENE THERAPY VACCINES as to which the other obtains rights under Section 6 or 7 solely for the purposes of discovering, researching, developing, marketing, using and selling a DRUG PRODUCT or an ANTIBODY PRODUCT each in the SB FIELD pursuant to the applicable provisions of this Agreement.

     Research And Development in the HGS FIELD
     -----------------------------------------

2.7. (a) SB hereby grants to HGS an exclusive, world-wide, license under SPECIAL SB TECHNOLOGY and SB PATENTS to perform research and development in the HGS FIELD;

     (b) Notwithstanding subparagraph (a), HGS acknowledges and agrees that SB and COLLABORATION PARTNERS as the case may be, retain the right under SPECIAL SB TECHNOLOGY and SB PATENTS to perform research and development in the HGS FIELD as provided in this Agreement and COLLABORATION PARTNER AGREEMENTS.
                                       12

SB PRODUCTS.
------------

2.8. HGS hereby grants to SB an exclusive, sublicenseable world-wide license in the SB FIELD under HGS SPECIAL TECHNOLOGY and HGS PATENTS and COLLABORATION PARTNER PATENTS to make, have made, use and sell in the TERRITORY, each THERAPEUTIC PROTEIN as to which SB obtains rights under Section 6 and each GENE THERAPY VACCINE as to which SB obtains rights under Section 7.
2.9. HGS hereby grants to SB a non-exclusive, sublicenseable world-wide, license in the SB FIELD under HGS SPECIAL TECHNOLOGY and HGS PATENTS and COLLABORATION PARTNER PATENTS with respect to claims directed to TARGETS (and the manufacture and use thereof) which are COLLABORATION PRODUCTS and also with respect to BLOCKING CLAIMS, to make, have made, use and sell in the TERRITORY, (1) DRUG PRODUCT which is a COLLABORATION PRODUCT which results from a DRUG RESEARCH PLAN submitted by SB during the INITIAL RESEARCH TERM and RESEARCH TERM EXTENSIONS, and (2) ANTIBODY PRODUCT which is a COLLABORATION PRODUCT and which results from an ANTIBODY RESEARCH PLAN submitted by SB during the INITIAL RESEARCH TERM.
2.10.(a) SB agrees not to grant to a THIRD PARTY rights in or to an SB PRODUCT in the TERRITORY outside of SOUTHEAST ASIA except as follows:

(i) SB shall have the right to grant a license to a THIRD PARTY to an SB PRODUCT which is a THERAPEUTIC PROTEIN as to which SB obtains rights under
     Section 6 the earlier of (1) after SB has established proof of efficacy for such SB PRODUCT in Phase II clinical tests; or (2) after sufficient evidence to establish efficacy for one or more indications is available;
(ii) SB shall have the right to license SB PRODUCTS which are DRUG PRODUCTS, GENE THERAPY VACCINES or ANTIBODY PRODUCTS at any time; and
(iii)SB shall have the right to grant a license to SB PRODUCTS in the TERRITORY to TAKEDA pursuant to the SB/TAKEDA AGREEMENT.

(b) SB shall have the right at any time to grant rights and licenses to any and all SB PRODUCTS in SOUTHEAST ASIA.

(c) In addition to (a) and (b), the rights granted to SB by HGS under this Agreement are licenseable and/or transferable by SB to a COLLABORATION PARTNER provided HGS and SB mutually agree to the terms and conditions of the relevant agreement.

"The information below marked [***] has been omitted pursuant to a request for confidential treatment. The omitted portions have been separately filed with the Commission."

(d) Except for agreements permitted by Paragraph 12.3, the SB/TAKEDA AGREEMENT or COLLABORATION PARTNER AGREEMENTS, the rights granted to SB by HGS under this Agreement and SB's rights to SB TECHNOLOGY and SB PATENTS are licenseable and/or transferable by SB to a THIRD PARTY only with respect to a SB PRODUCT, and only pursuant to an Agreement by which SB grants a license to a THIRD PARTY to an SB PRODUCT as permitted under this Paragraph
     2.10 and in which the THIRD PARTY agrees to covenants and obligations with respect to the use of such SB PRODUCT, and any HGS TECHNOLOGY, HGS PATENTS, SB PATENTS and SB TECHNOLOGY to be licensed to such THIRD PARTY which are essentially identical to the covenants and obligations of SB under this Agreement.

HGS PRODUCTs
------------

2.11.SB hereby grants to HGS an exclusive, sublicenseable world-wide license under SPECIAL SB TECHNOLOGY and SB PATENTS to make, have made, use and sell in the TERRITORY within the SB FIELD each THERAPEUTIC PROTEIN which is an HGS PRODUCT as to which HGS obtains rights under Section 6 and within the HGS FIELD each GENE THERAPY VACCINE which is an HGS PRODUCT as to which HGS obtains rights under Section 7.
2.12.With respect to THERAPEUTIC PROTEINS in the SB FIELD as to which HGS has obtained rights under Section 6 and ANTIBODY PRODUCTS which are HGS PRODUCTS in the SB FIELD developed under a ANTIBODY RESEARCH PLAN submitted by HGS during the INITIAL RESEARCH TERM, in each case HGS shall have the right to grant licenses to THIRD PARTIES only after HGS has obtained sufficient pharmacological, biological and other data to permit a decision to be made as to whether or not to complete studies required for an Investigational New Drug Application (IND) provided, however, during the INITIAL RESEARCH TERM such licensing rights are limited to a total of [***] such THERAPEUTIC PROTEINS and [***] such ANTIBODY PRODUCTS.

2.13.SB hereby grants to HGS a non-exclusive, sublicenseable subject to the limitations of Paragraphs 2.12, 2.14, 2.20 and 2.21, world-wide license under SPECIAL SB TECHNOLOGY and under SB PATENTS only with respect to claims directed to TARGETS (and the manufacture and use thereof) which are COLLABORATION PRODUCTS and also only with respect to BLOCKING CLAIMS, to make, have made, use and sell in the TERRITORY, HGS PRODUCTS which are DRUG PRODUCTS within the SB FIELD developed pursuant to a DRUG RESEARCH PLAN submitted by HGS during the

     INITIAL RESEARCH TERM and HGS PRODUCTS which are ANTIBODY PRODUCT in the SB FIELD developed pursuant to a ANTIBODY RESEARCH PLAN submitted by HGS during the INITIAL RESEARCH TERM.

2.14.Except for  agreements  permitted  by  Paragraph  12.3,  during the INITIAL
     RESEARCH TERM the rights to SPECIAL SB TECHNOLOGY and SB PATENTS granted to HGS by SB under this Agreement in the SB FIELD are licenseable and/or transferable by HGS to a THIRD PARTY only with respect to an HGS PRODUCT in the SB FIELD, and only pursuant to an Agreement by which HGS grants a license to a THIRD PARTY to an HGS PRODUCT in the SB FIELD as permitted under this Agreement and in which the THIRD PARTY agrees to covenants and obligations which limit the use of SB PATENTS and SPECIAL SB TECHNOLOGY which are essentially identical to the covenants and obligations of HGS under this Agreement.
2.15.SB hereby grants to HGS an exclusive,  world-wide  license,  with the right to grant sublicenses, (i) under SB PATENTS, and (ii) under SPECIAL SB TECHNOLOGY developed by or on behalf of SB prior to the EFFECTIVE DATE, in each case to make, have made, use and sell an HGS PRODUCT in the HGS FIELD; provided that in any agreement with a THIRD PARTY (other than a COLLABORATION PARTNER) with respect to such SPECIAL SB TECHNOLOGY, such THIRD PARTY will only be provided with such SPECIAL SB TECHNOLOGY by HGS on a gene-by-gene basis after prior written notice to SB of the SPECIAL SB TECHNOLOGY to be provided and further provided that HGS will incorporate the following terms into all THIRD PARTY agreements (other than a COLLABORATION PARTNER) in the HGS FIELD with respect to such SPECIAL SB
     TECHNOLOGY: (i) such THIRD PARTY will develop and maintain a 'firewall' plan reasonably acceptable to both HGS and SB; and (ii) SB has the right to directly enforce breaches of any such agreement by the THIRD PARTY with respect to its use of SPECIAL SB TECHNOLOGY.

     Copromotion.
     ------------
2.16.(a) HGS hereby  grants to SB an option to  co-promote  HGS PRODUCT  sold by
     HGS in the HGS FIELD (other than a GENE THERAPY VACCINE), on a country-by-country basis, in the TERRITORY. SB may exercise this option as provided in Paragraph 10.2. The option does not extend to any HGS PRODUCT which is primarily a service.

(b) HGS hereby grants to SB an option to develop, sell, promote and/or market HGS PRODUCTS in the SB FIELD (other than a GENE THERAPY VACCINE) in the TERRITORY, which option may be exercised as provided in Paragraph 10.3.
(c) SB hereby grants to HGS an option to co-promote SB PRODUCT sold by SB in the SB FIELD (other than a GENE THERAPY VACCINE), on a country-by-country basis in the United States, Canada, Mexico, and Europe. HGS may exercise this option as provided in Paragraph 10.1. The option does not extend to any SB PRODUCT which is primarily a service.

     Takeda.
     -------

2.17.(a) HGS  acknowledges  that it has reviewed the  SB/TAKEDA  AGREEMENT as it exists as of the EFFECTIVE DATE as may be amended with the consent of HGS and hereby confirms its approval of, and consent to SB's entry into such agreement.
(b) HGS hereby grants to SB the right to grant to TAKEDA, pursuant to the SB/TAKEDA AGREEMENT as it exists as of the EFFECTIVE DATE and as it may be amended with the consent of HGS, an exclusive or non-exclusive sublicense under LICENSED PATENTS, LICENSED TECHNOLOGY, SB PATENTS and SB TECHNOLOGY (to the full extent of the interest of HGS therein), to make, have made, use and sell SB PRODUCTS and TAKEDA PRODUCTS.
(c) HGS hereby grants to SB the right to grant to TAKEDA, a non-exclusive, non-transferable, paid-up sublicense under LICENSED PATENTS, LICENSED TECHNOLOGY, SB PATENTS and SB TECHNOLOGY (to the full extent of the interest of HGS therein), to carry out research and development pursuant to the SB/TAKEDA AGREEMENT as it exists as of the EFFECTIVE DATE and as it may be amended with the consent of HGS.
(d) LICENSED PATENTS and LICENSED TECHNOLOGY as used in this Paragraph 2.17 shall have the meaning ascribed to them in the SB/TAKEDA AGREEMENT.

     Other License Terms.
     --------------------

2.18.HGS grants to SB an  irrevocable,  royalty-free  non-exclusive  world-wide, license (sublicenseable only to COLLABORATION PARTNERS under a COLLABORATION PARTNER AGREEMENT and TAKEDA under the SB/TAKEDA AGREEMENT), to use BIOINFORMATICS which is HGS TECHNOLOGY to perform research and development after the INITIAL RESEARCH TERM. Without limiting the generality of the forgoing, HGS hereby grants to SB the rights to grant to TAKEDA an irrevocable, paid-up, non-exclusive, world-wide license to any and all BIOINFORMATICs which is HGS TECHNOLOGY transferred to TAKEDA during the INITIAL RESEARCH TERM pursuant to the SB/TAKEDA AGREEMENT.
2.19.If during the INITIAL RESEARCH TERM HGS develops a biotransformation process within the HGS FIELD for preparing pharmaceutically active human or animal agents sold by SB prior to May 19, 1993, HGS hereby grants to SB the first right to an exclusive license under HGS know-how and patents to make, have made, use and sell such agents under terms to be negotiated. If the parties are unable to reach agreement on the terms thereof within ninety
     (90) days of notice by HGS that such process has been developed, then HGS shall have the right to grant such license to a THIRD PARTY provided, however, that HGS shall not grant such license to a THIRD PARTY on terms more favorable than those last extended to SB without first offering such terms to SB.
2.20.Except for (i) licenses granted by HGS to SB under this Agreement, TAKEDA under the SB/TAKEDA AGREEMENT, and/or COLLABORATION PARTNERS under a COLLABORATION PARTNER AGREEMENT; and (ii) licenses granted to THIRD PARTIES in the SB FIELD with respect to THERAPEUTIC PROTEINS or ANTIBODY PRODUCTS as permitted by Paragraph 2.12, during the INITIAL RESEARCH TERM, HGS shall not grant any rights or license to THERAPEUTIC PROTEINS which are COLLABORATION PRODUCTS in the SB FIELD or ANTIBODY PRODUCTS which are COLLABORATION PRODUCTS in the SB FIELD.

2.21.Except for licenses granted by HGS to SB under this Agreement, TAKEDA under the SB/TAKEDA AGREEMENT, and/or COLLABORATION PARTNERS under a COLLABORATION PARTNER AGREEMENT, (a) for the period commencing on the expiration of the INITIAL RESEARCH TERM and ending four (4) years thereafter, HGS agrees not to grant any rights or licenses to a THIRD PARTY in the SB FIELD with respect to TARGETS which are COLLABORATION PRODUCTS and which are the subject of a DRUG RESEARCH PLAN or ANTIBODY RESEARCH PLAN submitted prior to the end of the INITIAL RESEARCH TERM by SB or similar research plan submitted prior to the end of the INITIAL RESEARCH TERM by TAKEDA under the SB/TAKEDA AGREEMENT and/or a COLLABORATION PARTNER under such COLLABORATION PARTNER AGREEMENT, and (b) HGS agrees not to grant any rights or license to a THIRD PARTY in the SB FIELD with respect to

     TARGETS which are COLLABORATION PRODUCTS during the INITIAL RESEARCH TERM.
2.22 (a) HGS shall not use TARGETS which are COLLABORATION PRODUCTS for DRUG PRODUCT discovery in the SB FIELD until three (3) years from the EFFECTIVE DATE, and (b) HGS further agrees that after such period and during the INITIAL RESEARCH TERM HGS shall not use TARGETS which are COLLABORATION PRODUCTS for DRUG PRODUCT discovery in the SB FIELD which are the subject of a DRUG RESEARCH PLAN submitted by SB or an equivalent plan submitted by a COLLABORATION PARTNER under a COLLABORATION PARTNER AGREEMENT or TAKEDA under the SB/TAKEDA AGREEMENT prior to the end of the INITIAL RESEARCH TERM unless prior to the submission of such plan by SB, TAKEDA or COLLABORATION PARTNER, HGS has either submitted to SB biological data with respect to the TARGET to which such plans are directed or HGS has submitted to SB a DRUG RESEARCH PLAN with respect to such TARGET. For the purposes of this Paragraph 2.22, biological data shall mean for example, nucleotide sequence from a single clone encoding the complete open reading frame for the full length TARGET and/or transient or stable functionally expressing cell lines each of which are generated by or on behalf of HGS.
2.23.During the INITIAL  RESEARCH TERM, HGS shall not use TARGETs or THERAPEUTIC
     PROTEINS which are COLLABORATION PRODUCTS for ANTIBODY PRODUCT discovery in the SB FIELD which are the subject of an ANTIBODY RESEARCH PLAN submitted by SB in accordance with this Agreement unless prior to the submission of such ANTIBODY RESEARCH PLAN by SB, HGS has either submitted an ANTIBODY RESEARCH PLAN with respect to such TARGET or HGS has submitted to SB biological data with respect to the TARGET to which the ANTIBODY RESEARCH PLAN is directed. For the purposes of this Paragraph biological data shall mean for example, nucleotide sequence from a single clone encoding the complete open reading frame for the full length TARGET and/or transient or stable functionally expressing cell lines each of which are generated by or on behalf of HGS.
2.24.Notwithstanding  anything  else  to the  contrary,  SPECIAL  SB  TECHNOLOGY developed after the EFFECTIVE DATE and claims of SB PATENTS that cover such SPECIAL SB TECHNOLOGY developed after the EFFECTIVE DATE, and RESEARCH PROGRAMS submitted under the COLLABORATION AGREEMENT shall not be disclosed by HGS to SP or a THIRD PARTY until such patents and technology have, prior to such disclosure, become generally available to the public other than through a breach of this Agreement.
2.25.All  the  grants  in this  Section  2 are  subject  to all  the  terms  and conditions of the Agreement.
2.26.HGS  and SB each  agree  that:  (i)  either  party  may  compare  microbial nucleotide sequences with human cDNA sequences which are HGS SPECIAL TECHNOLOGY or SPECIAL SB TECHNOLOGY to determine homologies between such sequences; (ii) such use of HGS SPECIAL TECHNOLOGY or SPECIAL SB TECHNOLOGY by SB during the INITIAL RESEARCH TERM or RESEARCH TERM EXTENSIONS shall be deemed to be an "immaterial use" of such technologies (as such phrase is used in this Agreement) with respect to any microbial gene based drug discovery target or vaccine identified by SB (or a licensee of SB) by such use, and such use alone shall not cause such microbial nucleotide sequence or such target and/or such vaccine to be SB TECHNOLOGY or a COLLABORATION PRODUCT nor any antimicrobial product discovered or developed by SB (or a licensee of SB) by such use of any such microbial nucleotide sequence or such target and/or such vaccine to be a COLLABORATION PRODUCT or SB TECHNOLOGY under this Agreement, (iii) such use alone of HGS SPECIAL
     TECHNOLOGY or SPECIAL SB TECHNOLOGY by HGS shall not cause any such microbial nucleotide sequence or any microbial gene based drug discovery target or vaccine identified by HGS (or a licensee of HGS) by such use to be a COLLABORATION PRODUCT, nor any antimicrobial product discovered or developed by HGS (or a licensee of HGS) by such use of any such microbial nucleotide sequence or such target and/or such vaccine to be a COLLABORATION PRODUCT or HGS TECHNOLOGY under this Agreement.

3.   PAYMENTS AND ROYALTIES
     ----------------------

     Payments to HGS
     ---------------

3.1 SB shall pay the following royalties on NET SALES of each SB PRODUCT (other than a GENE THERAPY VACCINE) and TAKEDA PRODUCT, each which are sold by SB or SB licensees (other than TAKEDA or its licensees) which royalty shall be calculated on a product by product basis, with the applicable royalty rate for each such SB PRODUCT or TAKEDA PRODUCT in a calendar year being based on world-wide sales for such SB PRODUCT or TAKEDA PRODUCT in the calendar year and this determined royalty rate being applied to all world-wide sales (other than sales by TAKEDA or its

"The information below marked [***] has been omitted pursuant to a request for confidential treatment. The omitted portions have been separately filed with the Commission."

  licensees) of such SB PRODUCT or TAKEDA
     PRODUCT in such calendar year:
        i.6% (six percent) of NET SALES of each SB PRODUCT and/or TAKEDA PRODUCT during each calendar year in which the NET SALES of such SB PRODUCT and/or TAKEDA PRODUCT do not exceed [***];
        ii.8% (eight percent) of such NET SALES of each SB PRODUCT and/or TAKEDA PRODUCT during each calendar year in which the NET SALES of such SB
        PRODUCT  and/or TAKEDA  PRODUCT  exceed [***];
        iii.9% (nine percent) of such NET SALES of each SB PRODUCT and/or TAKEDA PRODUCT during each calendar year in which the NET SALES of such SB
        PRODUCT  and/or TAKEDA  PRODUCT  exceed [***];
        iv.10% (ten percent) of such NET SALES of each SB PRODUCT and/or TAKEDA PRODUCT during each calendar year in which the NET SALES of such SB PRODUCT and/or TAKEDA PRODUCT exceed [***]).
3.2 SB shall have the right on a product by product basis, to credit against any royalty payment due to HGS pursuant to Paragraph 3.1 for any calendar half-year, [***] of the royalties due TAKEDA pursuant to Section 3 of the SB/TAKEDA AGREEMENT for that half-year on sales of TAKEDA PRODUCT by SB or its licensees; provided however, that in no event shall the royalty due to HGS on such sales in such half-year be reduced more than [***] of the royalty that would otherwise be due HGS under Paragraph 3.1 on such sales in such half-year.
3.3 SB shall pay royalties to HGS for sales made by SB of each CORIGHTS PRODUCT in an amount equal to [***] of the royalty which would be due HGS under Paragraph 3.1, as if such CORIGHTS PRODUCT were a SB PRODUCT.
3.4 No royalties are due HGS under Paragraph 3.1 for any product for which royalties are due HGS under Paragraph 3.5 or 3.6.
3.5 SB shall pay to HGS the royalties owed by TAKEDA to SB pursuant to Paragraph 3.3 of the SB/TAKEDA AGREEMENT on sales of TAKEDA PRODUCTS sold by TAKEDA or its licensees (other than SB).
3.6 SB shall pay to HGS fifty (50%) percent of the royalties owed by TAKEDA to SB pursuant to Paragraph 3.3 of the SB/TAKEDA AGREEMENT on sales of SB PRODUCTS sold by TAKEDA or its licensees other than SB pursuant to the SB/TAKEDA AGREEMENT.

"The information below marked [***] has been omitted pursuant to a request for confidential treatment. The omitted portions have been separately filed with the Commission."


3.7 Notwithstanding anything herein to the contrary, SB shall not be obligated to pay any royalties or make any milestone payments and HGS shall not have co-promotion rights each with respect to the following:

         (a) SB PRODUCT, CORIGHT PRODUCT or TAKEDA PRODUCT encompassed by a DRUG RESEARCH PLAN or ANTIBODY RESEARCH PLAN submitted by SB under this Agreement (or in the case of a CORIGHT PRODUCT or TAKEDA PRODUCT submitted under a research plan pursuant to an agreement with SB and/or HGS) which product is not covered by a claim of a granted HGS PATENT and which product is DISCOVERED after the later of (i) [***] after the end of the
     INITIAL RESEARCH TERM or (ii) [***] years after the end of RESEARCH TERM EXTENSIONS; or (b) SB PRODUCT which is a THERAPEUTIC PROTEIN which is not covered by a granted claim of a HGS PATENT, SB PATENT or COLLABORATION PARTNER PATENT licensed to SB under this Agreement and of which at least 95% of the full length DNA coding sequence for, or the cDNA corresponding to the amino acid sequence of the final form of, such SB PRODUCT is independently identified by SB without the use of HGS TECHNOLOGY or SB TECHNOLOGY.

Payments to SB
--------------
3.8 If a HGS PRODUCT (other than a GENE THERAPY VACCINE) (i) is sold by HGS in the HGS FIELD and is covered by a SB PATENT or incorporates or is based on or is derived by use of SB TECHNOLOGY or (ii) is sold by HGS in the SB FIELD, then HGS shall pay the following royalties on NET SALES of each HGS PRODUCT sold by HGS which royalty shall be calculated on a product by product basis, with the applicable royalty rate for each HGS PRODUCT in a calendar year being based on world-wide sales by HGS and its licensees for such HGS PRODUCT in the calendar year and this determined royalty rate being applied to all world-wide sales by HGS of such HGS PRODUCT in such calendar year:
         i 6% (six percent) of NET SALES during each calendar year in which the NET SALES do not exceed [***];
         ii 8% (eight percent) of all NET SALES during each calendar year in which the NET SALES exceed [***];

         iii 9% (nine percent) of all NET SALES of the HGS PRODUCT during each calendar year in which the NET SALES exceed [***] but do not exceed [***];

"The information below marked [***] has been omitted pursuant to a request for confidential treatment. The omitted portions have been separately filed with the Commission."

         iv 10% (ten percent) of all NET SALES of the HGS PRODUCT during each calendar year in which the NET SALES exceed [***]).
3.9  With respect to
         (i) each  THERAPEUTIC  PROTEIN  as to which HGS  obtains  rights  under
         Section 6;
         (ii) each DRUG PRODUCT or ANTIBODY PRODUCT in each case which is an HGS PRODUCT in the SB FIELD DISCOVERED prior to the end of the INITIAL RESEARCH TERM; and
         (iii) each DRUG PRODUCT or ANTIBODY PRODUCT which is an HGS PRODUCT in the SB FIELD which results from a TARGET which is a COLLABORATION PRODUCT which is the subject of a DRUG RESEARCH PLAN or ANTIBODY RESEARCH PLAN submitted prior to the end of the INITIAL RESEARCH TERM by HGS and which is also the subject of a DRUG RESEARCH PLAN or ANTIBODY RESEARCH PLAN submitted by SB, where the DRUG PRODUCT or ANTIBODY PRODUCT is DISCOVERED by HGS prior to the period ending [***] years after the end of the INITIAL RESEARCH TERM, which HGS PRODUCTS are licensed by HGS to a THIRD PARTY in the SB FIELD, HGS shall pay SB:
         (a) [***] percent [***] of any OUTLICENSE FEES (excluding royalties) received by HGS from a THIRD PARTY with respect thereto; and
        (b) the following percentage of royalties (Royalty Share) due HGS from such THIRD PARTY which percentage shall be based on all world-wide NET SALES for such HGS PRODUCT in a calendar year:

          Net Sales                   Royalty Share to SB
          ----------------------------------------------
          [***]                              [***]
          [***]                              [***]
          [***]                              [***]
          [***]                              [***]
          [***]                              [***]

3.10 Except as provided in Paragraphs 3.9, 10.2 and 10.3, HGS shall be obligated to pay royalties on and shall have other obligations pursuant to this Agreement only with respect to:
         (a) any HGS PRODUCT which is covered by an issued SB PATENT; and/or

"The information below marked [***] has been omitted pursuant to a request for confidential treatment. The omitted portions have been separately filed with the Commission."

     (b) any HGS PRODUCT in the HGS FIELD (other than a GENE THERAPY VACCINE) which is not covered by an issued SB PATENT, where such product is based on the use of, or is derived by the use of SPECIAL SB TECHNOLOGY; and/or
     (c) any HGS PRODUCT in the SB FIELD which is a DRUG PRODUCT or ANTIBODY PRODUCT DISCOVERED during the INITIAL RESEARCH TERM; and/or
     (d) any HGS PRODUCT in the SB FIELD which is a DRUG PRODUCT or ANTIBODY PRODUCT which is not covered by an issued SB PATENT, where such product is based on the use of, or derived by the use of SPECIAL SB TECHNOLOGY and is DISCOVERED during the period commencing after the end of the INITIAL RESEARCH TERM and ending [***] years thereafter; and/or
     (e) any HGS PRODUCT in the SB FIELD which is a THERAPEUTIC PROTEIN to which HGS has obtained rights under Section 6; and/or
     (f) any HGS PRODUCT which is a GENE THERAPY VACCINE to which HGS has obtained rights under Section 7.
3.11 If a HGS PRODUCT is sold in the HGS FIELD by a licensee of HGS, and is covered by a SB PATENT or incorporates or is based on or is derived by use of SB TECHNOLOGY, then HGS shall pay to SB [***] percent [***] of OUTLICENSE FEES received by HGS for such HGS PRODUCT.
3.12 Notwithstanding any of the provisions of this Section 3, HGS shall not owe SB any royalties or have any other obligations to SB with respect to the [***] HGS PRODUCTS for which SP elects to obtain and obtains co-promotion or co-marketing rights under a COLLABORATION PARTNER AGREEMENT among SP, HGS and SB.
3.13 Notwithstanding any of the provisions of this Section 3, HGS shall not owe SB any royalties and SB shall not owe HGS royalties with respect to an HGS PRODUCT in countries and/or territories for which SB obtains rights pursuant to Paragraphs 2.16(b) and 10.3.

Milestone payments
------------------

3.14 (a) In addition to royalties as provided above, for each SB PRODUCT, SB shall pay to HGS [***] dollars [***] upon initiation by SB, a licensee of SB (except TAKEDA under the SB/TAKEDA AGREEMENT or a COLLABORATION PARTNER under a COLLABORATION PARTNER AGREEMENT) or by a THIRD PARTY authorized by SB (subject to the above exceptions) of the first CLINICAL STUDY and [***]

"The information below marked [***] has been omitted pursuant to a request for confidential treatment. The omitted portions have been separately filed with the Commission."

     dollars [***] upon acceptance of the first filing of a New Drug Application or a Product License Application (or equivalent thereof in a Major Market). Such milestone payments shall be applicable to all SB PRODUCTS except any SB PRODUCT where expected worldwide NET SALES are less than [***] million dollars [***] per year. (b) In the case of SB PRODUCTS for which expected worldwide NET SALES are less than US [***], SB shall pay to HGS [***] dollars [***] upon initiation of country-wide sales of the product in a Major Market. If the actual annual worldwide NET SALES of such product exceed the US [***] then SB shall thereupon pay to HGS [***].
(c) The milestone payments provided in this Paragraph 3.14 shall only be made once for each SB PRODUCT and shall not be made in the case of improvements or modifications such as but not limited to changed forms, formats, salts, formulations, indications, processes or protocols of an SB PRODUCT for which the payments were previously made.
(d) Notwithstanding anything in this Paragraph 3.14 to the contrary, payments to HGS in connection with milestone payments for TAKEDA PRODUCTS and SB PRODUCTS sold by TAKEDA or its sublicencees under the SB/TAKEDA AGREEMENT are governed by Section 3 of such agreement.
(e) In the event SB licenses an SB PRODUCT to a THIRD PARTY, SB shall credit the share of OUTLICENSE FEE paid HGS on such SB PRODUCT against any milestone payments due HGS under this Paragraph 3.14 for such SB PRODUCT.
3.15 SB and HGS shall share equally (i) any milestone payments received by SB from TAKEDA pursuant to Paragraph 3.8 of the SB/TAKEDA AGREEMENT and (ii) milestone payments due to HGS and/or SB from COLLABORATION PARTNERS under a COLLABORATION PARTNER AGREEMENT.

COLLABORATION PARTNER PAYMENTS.
-------------------------------

3.16 HGS and SB shall share on an equal basis any up front contract execution fees received by HGS and/or SB from a COLLABORATION PARTNER under a COLLABORATION PARTNER AGREEMENT, which fees include only: (1) the forty five (45,000,000) Million U.S. Dollar payment due SB and HGS from SP which fee is due and payable over a five year period, (2) the thirty five (35,000,000) Million U.S. Dollar payment due SB and HGS from Merck which fee is due and payable over a five year period, (3) the twenty five (25,000,000) U.S. Dollar payment due SB and HGS from Synthelabo which

"The information below marked [***] has been omitted pursuant to a request for confidential treatment. The omitted portions have been separately filed with the Commission."

     fee is due and payable over a five year period, and (4) similar fees received from another COLLABORATION PARTNER.

Other.
------

3.17 With respect to any SB PRODUCT or HGS PRODUCT in any country in any calendar year, in the event that royalties are paid to a THIRD PARTY on NET SALES of such HGS PRODUCT or SB PRODUCT in such country for such calendar year and the royalties actually owed to such THIRD PARTY when aggregated with the royalties owed to HGS or SB as the case may be for such product in such country in such calendar year causes the royalty rate on NET SALES for such product in such country in such calendar year to exceed [***], then one-half of the royalties which are to be actually paid to such THIRD PARTY may be credited against the royalties due to SB or HGS as the case may be for such product in such country in such calendar year until the aggregated royalty rate for such product in such country in such calendar year is reduced to [***] provided however, that in no event shall the royalty due to SB or HGS as the case may be on such NET SALES in such year be reduced to less than [***].
3.18 Royalties owed HGS by COLLABORATION PARTNERS under a COLLABORATION PARTNER AGREEMENT shall be paid to and collected by HGS.
3.19.Royalty  obligations on TAKEDA  PRODUCTS sold by SB and HGS PRODUCTS and SB
     PRODUCTS in the SB FIELD and GENE THERAPY VACCINES, under this Agreement shall terminate on a country-by-country and product-by-product basis on the later of (i) ten (10) years after first country-wide launch of each product in each country or (ii) expiration of the SB PATENT, COLLABORATION PARTNER PATENT or HGS PATENT which covers the making, using or selling of such product in such country.
3.20 Royalty obligations on HGS PRODUCTs in the HGS FIELD, under this Agreement shall terminate on a country-by-country and product-by-product basis on the later of (i) ten (10) years after first country-wide launch of each product in each country or (ii) expiration of the SB PATENT which covers the making, using or selling of such product in such country.
3.21 Royalty obligations under this Agreement on CORIGHTS PRODUCTS sold by SB or a licensee of SB shall terminate when such royalty obligations expire under the relevant COLLABORATION PARTNER AGREEMENT covering such CORIGHTS PRODUCT, but in no event sooner than ten (10) years after the first country wide

"The information below marked [***] has been omitted pursuant to a request for confidential treatment. The omitted portions have been separately filed with the Commission."

     launch of such CORIGHTS PRODUCT in each country in which such CORIGHT PRODUCT is sold by SB.
3.22 Royalty obligations under this Agreement with respect to or deriving from sales by TAKEDA or its licensees (other than SB or its licensees) of a TAKEDA PRODUCT or SB PRODUCT shall terminate simultaneously with the termination, on a country-by-country and product-by-product basis, of TAKEDA's obligation to pay royalties on the sale of such TAKEDA PRODUCT or SB PRODUCT pursuant to the SB/TAKEDA AGREEMENT.
3.23 If the SB PRODUCT or HGS PRODUCT sold comprises one or more pharmaceutically active agents or antigens which are not SB PRODUCTS or HGS PRODUCTS respectively, then the royalty rates set forth in this Section shall be adjusted by mutual agreement of the parties provided that in no event shall such rates exceed those provided for in said Section.
3.24 If the SB PRODUCT sold by SB or a THIRD PARTY authorized by SB is a service or a component of a service, then SB shall pay to HGS a royalty in accordance with the schedule in Paragraph 3.1, except that such royalty rate schedule shall be adjusted by mutual agreement of the parties if such adjustment is necessary to equitably reflect the value of the service component of the product relative to the value of the component derived from or based upon HGS TECHNOLOGY or SB TECHNOLOGY, but in no event shall such royalties exceed those payable under Paragraph 3.1.
3.25 If the HGS PRODUCT sold by HGS or a THIRD PARTY authorized by HGS in the SB FIELD or in the HGS FIELD is a service or a component of a service, then HGS shall pay to SB a royalty in accordance with the schedule in Paragraph 3.8, except that such royalty rate schedule shall be adjusted by mutual agreement of the parties if such adjustment is necessary to equitably reflect the value of the service component of the product relative to the value of the component derived from or based upon HGS TECHNOLOGY or SB TECHNOLOGY, but in no event shall such royalties exceed those payable under Paragraph 3.8.

3.26 Except for SB PRODUCTS, TAKEDA PRODUCTS, and/or CORIGHTS PRODUCTS sold under the licenses granted to TAKEDA under the SB/TAKEDA AGREEMENT and licenses granted to a COLLABORATION PARTNER under a COLLABORATION PARTNER AGREEMENT, for any license granted by SB to a THIRD PARTY for a SB PRODUCT, SB shall pay to HGS [***] of all OUTLICENSE FEES (except royalties) received with respect to

"The information below marked [***] has been omitted pursuant to a request for confidential treatment. The omitted portions have been separately filed with the Commission."

     such SB PRODUCT and royalties in accordance with Section 3 based on NET SALES of such SB PRODUCT by such THIRD PARTY.
3.27 Notwithstanding anything else in this Section to the contrary, but subject to Paragraph 3.7 and 3.10, for each HGS PRODUCT or SB PRODUCT which is a GENE THERAPY VACCINE, the only payments made under this Section shall be as follows: each party shall pay the other (a) [***] of the OUTLICENSE FEES paid to it for such product under a license to a THIRD PARTY for such GENE THERAPY VACCINE; and/or (b)[***] of the NET SALES on each product which is a GENE THERAPY VACCINE sold by it.

4.   THE RESEARCH COMMITTEE
     ----------------------

4.1 The RC shall have the duties and responsibilities specified in this Agreement or otherwise accorded to it by mutual agreement of the parties. The RC shall meet two (2) times during the year, at times and places mutually agreed upon. All RC decisions shall be decided by majority vote of all members, including the chair. To constitute a quorum, at least four (4) members must be present, two of whom were appointed by HGS and two of whom were appointed by SB. To constitute a valid decision of the RC, the majority vote must always include at least one concurring (1) vote from a member appointed by SB and at least one (1) concurring vote from a member appointed by HGS. Tie votes shall be resolved by senior management of both SB and HGS. Tie votes which cannot be resolved by senior management of both companies shall be resolved by binding arbitration as provided in the arbitration agreement between SB and HGS dated 19 August, 1993 as may be amended from time to time.

5.       SEQUENCING
         ----------

5.1 The parties acknowledge that some of the sequencing of GENES had been carried out by a THIRD PARTY, The Institute for Genomic Research ("TIGR"), and that neither HGS nor SB controls TIGR or its activities.
5.2 During the INITIAL RESEARCH TERM, HGS sequencing capacity equal to 35 ABI 373 automated DNA sequencers (which capacity is 160,000 sequences per year meeting quality specifications agreed to by the parties promptly after the EFFECTIVE DATE) shall be at the complete disposal of the RC for sequencing GENES. HGS shall keep the RC regularly and fully informed of the extent of the usage requested by the RC relative to the total capacity under RC direction. To the extent the full sequencing capacity under RC direction is not absorbed by requests from the RC, HGS may use the residual capacity

"The information below marked [***] has been omitted pursuant to a request for confidential treatment. The omitted portions have been separately filed with the Commission."

     for other efforts, provided, such other efforts do not impede the efforts requested by the RC. All sequencing of GENES by HGS or by TIGR during the INITIAL RESEARCH TERM shall be at no expense to SB. HGS retains its rights to utilize other sequencing capacity for any purpose provided that all HGS sequencing of GENES or cDNAs shall be subject to this Agreement.
5.3 SB and HGS will meet during 1996 to jointly determine a sequencing strategy, which may be amended from time to time, for use of such 35 RC dedicated sequencers or their equivalent capacity until the end of the INITIAL RESEARCH TERM. HGS shall provide adequate staff and reagent to keep such 35 RC dedicated sequencers or their equivalent capacity running at capacity during the INITIAL RESEARCH TERM. In the event SB and HGS are unable to jointly determine such strategy, the matter will be referred to the RC for resolution. Any tie vote on such matter will be resolved according to Paragraph 4.1; provided however that during the resolution process defined in Paragraph 4.1, the Chair of the RC shall be empowered to direct the utilization of the RC directed sequencers, and HGS shall use its reasonable best efforts to carry out such activities as are requested by the Chair of the RC to this end.
5.4. Fifty percent (50%) of the sequencing requirements of the COLLABORATION PARTNERS which are Synthelabo and Merck will come from the RC sequencing capacity of Paragraph 5.2.
5.5 HGS shall use diligent efforts to complete any sequencing done under this Section subject to timely receipt by HGS of directions regarding prioritization and/or cDNA libraries suitable for such sequencing from SB.
5.6 Sequencing pursuant to Paragraph 5.2 shall include a reasonable number of second walks and clone sequence confirmations requested by SB and/or TAKEDA for any reason. Such reasonable number shall mean a total of [***] second walks and/or clone sequence confirmations for which SB requests such sequence confirmation.
5.7 During the INITIAL RESEARCH TERM, HGS shall maintain its annual sequencing activities of GENES and cDNAs at a level at least equal to the level of such sequencing during the one year period immediately prior to the EFFECTIVE DATE.
5.8 All ESTs and second walks sequenced by HGS pursuant to this Agreement and clones developed by HGS containing such sequences shall be owned by HGS and shall be HGS TECHNOLOGY under this Agreement.

6.       THERAPEUTIC PROTEINS
         --------------------

6.1 SB, HGS, TAKEDA, and COLLABORATION PARTNERS shall obtain rights in accordance with Section 2 of this Agreement, the SB/TAKEDA AGREEMENT or a COLLABORATION PARTNER AGREEMENT as the case may be to a THERAPEUTIC PROTEIN which is a COLLABORATION PRODUCT, provided
     (a) as among SB, TAKEDA, such COLLABORATION PARTNERS and HGS, such entity is the first to submit a dossier as permitted under this Agreement or a COLLABORATION PARTNER AGREEMENT or the SB/TAKEDA AGREEMENT prior to the end of the INITIAL RESEARCH TERM,
       (1) which dossier demonstrates evidence of in vivo activity for any such THERAPEUTIC PROTEIN. Such evidence of in vivo biological activity must be statistically different (p less than 0.05) from control for at least one data point, and must be demonstrated in an experiment using at least three (3) dosages of the test substance in which at least a trend of dose related activity is demonstrated, or,
       (2) in the case of a THERAPEUTIC PROTEIN for which (a) in vivo activity cannot be demonstrated after bona fide attempts to do so in at least two
       (2) sub-primate species, or (b) it is demonstrated by documented evidence (from scientific literature or in house studies) that the relevant effector system does not exist in sub-primates, or (c) it is demonstrated by documented evidence (from scientific literature or in-house studies) that there is an absence of reactivity with relevant targets in subprimates, such dossier demonstrates evidence of in vitro biological activity in at least one relevant cellular based assay for any such THERAPEUTIC PROTEIN. Such evidence of in vitro biological activity must be statistically different (p less than 0.05) from control for at least one data point, and must be demonstrated in an experiment using multiple concentrations of the test substance in which at least a trend of dose related activity is demonstrated.
       (3) The preparation used to demonstrate biological activity shall be:
       (i) a purified preparation in which at least 75% (w/w) of the protein component of the preparation is the THERAPEUTIC PROTEIN; or
       (ii) a purified preparation in which the relative concentration and/or specific activity of the THERAPEUTIC PROTEIN has been increased at least 1000 fold as compared to an unpurified preparation.

         In no case shall the concentration of the THERAPEUTIC PROTEIN be less that one (1) microgram/ml in the purified preparation of (i) or (ii). Such purified preparation shall be shown to have a biological activity which is not attributable to endotoxin contamination;
     (b) such rights to such THERAPEUTIC PROTEIN have not been previously granted to SB, TAKEDA, COLLABORATION PARTNER or HGS in accordance with the requirements of this Paragraph 6.1 or under Paragraph 6.3 of this Agreement or under a provision comparable to Paragraph 6.1 in the SB/TAKEDA AGREEMENT or a COLLABORATION PARTNER AGREEMENT; and
     (c) SB, TAKEDA, a COLLABORATION PARTNER or HGS, as the case may be, submits with the dossier a PROTEIN RESEARCH PLAN therefor.
6.2 (a) The RC will appoint one person from SB and one person from HGS to meet within five (5) working days of the receipt of a dossier submitted by a COLLABORATION PARTNER (other than SP) or TAKEDA and notify the submitting party in writing within ten (10) working days of receipt of such dossier as to whether or not such dossier received meets the requirements set forth in the COLLABORATION PARTNER AGREEMENT or the SB/TAKEDA AGREEMENT, as the case may be, and if it does meet such requirements and unless a dispute is pending as set forth in Paragraph 6.2(f) or a comparable provision of the SB/TAKEDA AGREEMENT or a COLLABORATION PARTNER AGREEMENT, rights to the THERAPEUTIC PROTEIN which is the subject of such dossier shall have been obtained by such submitting party. The failure of HGS or SB to respond within such period shall be deemed to be notification that the dossier meets the requirements set forth in the SB/TAKEDA AGREEMENT or such COLLABORATION AGREEMENT as the case may be.
     (b) In the case of a dossier submitted by HGS or SB, HGS or SB as the case may be shall submit the dossier to the other party and such other party shall notify the other in writing within ten (10) working days of receipt of such dossier as to whether or not it meets the requirements of Paragraph
     6.1 and if it does meet such requirements and unless a dispute is pending as set forth in Paragraph 6.2(f) ) or a comparable provision of the SB/TAKEDA AGREEMENT or a COLLABORATION PARTNER AGREEMENT, rights to the THERAPEUTIC PROTEIN which is the subject of such dossier shall be obtained by such submitting party. The failure of HGS or SB as the case may be to respond within such period shall be deemed to be notification that the dossier meets the requirements of set forth in Paragraph 6.1.

     (c) HGS and/or SB will also notify all other COLLABORATION PARTNERS (other than SP) and TAKEDA in writing within ten (10) working days of such rights to a THERAPEUTIC PROTEIN being obtained by HGS, SB, TAKEDA or a COLLABORATION PARTNER and such notification will only include the identity of the THERAPEUTIC PROTEIN so claimed by HGS Sequence ID number and not the name of the obtaining party. Subject to subparagraph (g) of this Paragraph, any notification or failure to notify pursuant to this Paragraph is final and binding on the parties.
     (d) HGS alone shall receive, approve and/or reject dossiers received from SP in accordance with the applicable provisions of this Agreement and a COLLABORATION PARTNER AGREEMENT among SP, SB and HGS and in accordance with the timelines and procedures in this Paragraph and in a COLLABORATION PARTNER AGREEMENT among SP, SB and HGS. In the event that SB is notified by HGS that a COLLABORATION PARTNER has been granted rights to a THERAPEUTIC PROTEIN under a COLLABORATION PARTNER AGREEMENT, such notification shall also include a certification on behalf of HGS, signed by a senior officer of HGS, that such dossier met all of the requirements of the applicable provisions in such COLLABORATION PARTNER AGREEMENT.
     (e) Any written notification by HGS pursuant to this Paragraph 6.2 that SP has been granted rights to a THERAPEUTIC PROTEIN shall be binding on SB and HGS.
     (f) Following the receipt of any written notification pursuant to Paragraph
     6.2 by HGS or SB that a dossier submitted by SB or HGS does not meet the requirements of Paragraph 6.1, the parties shall meet within ten (10) working days to discuss such notification. If the parties are unable to agree that such dossier does not meet the data and/or RESEARCH PLAN requirements of Paragraph 6.1 within ten (10) working days, the parties shall immediately submit such dossier to a neutral expert qualified to determine whether or not such dossier meets such requirements of Paragraph
     6.1. If such dispute is not resolved within twenty (20) days, then either party shall have the right to submit such dispute to binding arbitration under Paragraph 27.
     (g) While a dispute is pending as to whether SB, HGS, TAKEDA or a COLLABORATION PARTNER is entitled to exclusive rights to a THERAPEUTIC PROTEIN, all dossiers submitted to HGS and SB under this Agreement, the SB/TAKEDA AGREEMENT and a COLLABORATION PARTNER AGREEMENT directed to the same
                                       31

"The information below marked [***] has been omitted pursuant to a request for confidential treatment. The omitted portions have been separately filed with the Commission."

     THERAPEUTIC PROTEIN shall be dated, held and no rights shall be granted to such THERAPEUTIC PROTEIN pending resolution of the dispute to such THERAPEUTIC PROTEIN..
6.3 (a) The following six (6) THERAPEUTIC PROTEINS are hereby declared as HGS PRODUCTS and HGS shall have rights to such products as if they were obtained pursuant to Paragraph 6.1:

     Name                               HGS Sequence ID
     --------------------------------------------------
          [***]                              [***]
          [***]                              [***]
          [***]                              [***]
          [***]                              [***]
          [***]                              [***]
          [***]                              [***]

     (b) The following six (6) THERAPEUTIC PROTEINS are hereby declared as SB PRODUCTS and SB shall have rights to such products as if they were obtained pursuant to Paragraph 6.1:
     Name                               HGS Sequence ID
     --------------------------------------------------
          [***]                              [***]
          [***]                              [***]
          [***]                              [***]
          [***]                              [***]
          [***]                              [***]
          [***]                              [***]

     (c) SP may obtain rights to [***] THERAPEUTIC PROTEINS pursuant to a COLLABORATION PARTNER AGREEMENT among SB, HGS and SP without meeting the data requirements of Paragraph 6.1(a).
6.4 It is understood that any sequence ID number used under this Agreement is for identification purposes only and that all clones, sequences and polypeptides associated with any and all THERAPEUTIC PROTEINS as to which rights are obtained under this Section, shall include muteins and fragments thereof.
6.5 (a) During the INITIAL RESEARCH TERM, HGS shall have the right to obtain rights pursuant to Paragraph 6.1 to THERAPEUTIC PROTEINS as HGS PRODUCTS as follows:
     (i) For each THERAPEUTIC PROTEIN as to which HGS grants a license to a THIRD PARTY pursuant to Paragraph 2.12, HGS may obtain rights under Paragraph 6.1 to one additional THERAPEUTIC PROTEIN;
     (ii) For each THERAPEUTIC PROTEIN as to which HGS initiates a CLINICAL STUDY, HGS may obtain rights under Paragraph 6.1 to one additional THERAPEUTIC PROTEIN; and

"The information below marked [***] has been omitted pursuant to a request for confidential treatment. The omitted portions have been separately filed with the Commission."

     (iii) For each THERAPEUTIC PROTEIN as to which HGS surrenders in writing its exclusive rights thereto (excluding those in subparagraph 6.5 (b)), HGS may obtain rights under Paragraph 6.1 to an additional THERAPEUTIC PROTEIN.
     (b) It is expressly understood and agreed that HGS hereby surrenders any rights it had with respect to THERAPEUTIC PROTEINS which had become HGS PRODUCTS in the SB FIELD prior to the EFFECTIVE DATE other than those in Paragraph 6.3.
     (c) During the INITIAL RESEARCH TERM, HGS may not obtain rights to more than eight (8) THERAPEUTIC PROTEINS pursuant to Paragraph 6.1 in any rolling twelve month period beginning with the EFFECTIVE DATE.
6.6 Neither party shall have any liability to the other party with respect to any decisions made with respect to rights to a THERAPEUTIC PROTEIN made under this section unless there has been willful misconduct by a party concerning such decision.

7.   OTHER COLLABORATION PRODUCTS
     ----------------------------

7.1 (a)A DRUG RESEARCH PLAN and/or ANTIBODY RESEARCH PLAN may only be submitted to the RC by SB during the INITIAL RESEARCH TERM; or in the case of a DRUG RESEARCH PLAN, also during RESEARCH TERM EXTENSIONS.
     (b) A PROTEIN RESEARCH PLAN may only be submitted to the RC during the INITIAL RESEARCH TERM and only in accordance with Section 6. Such PROTEIN RESEARCH PLAN shall be deemed to also be an ANTIBODY RESEARCH PLAN.
     (c) SB agrees that without first  submitting to the RC a DRUG RESEARCH PLAN
     (i) during the INITIAL RESEARCH TERM SB will not initiate screening to evaluate multiple chemical entities for activity or a formal program of rational drug design with respect to a TARGET which is a COLLABORATION PRODUCT; and (ii) during RESEARCH TERM EXTENSIONS, SB will not initiate screening to evaluate multiple chemical entities for activity or a formal program of rational drug design with respect to a TARGET which is a COLLABORATION PRODUCT.
     (d) Except as provided in Paragraphs 7.2 and 7.3, a DRUG RESEARCH PLAN may not be submitted to the RC by HGS prior to June 30, 1999;
     (e) During the INITIAL RESEARCH TERM, HGS agrees that it will not initiate screening to evaluate multiple chemical entities for activity or a formal program of rational drug design with respect to a TARGET without first submitting to the RC a DRUG RESEARCH PLAN.

"The information below marked [***] has been omitted pursuant to a request for confidential treatment. The omitted portions have been separately filed with the Commission."

     (f) SB and HGS each agree that during the INITIAL RESEARCH TERM, they will not conduct dedicated activities for the discovery of ANTIBODY PRODUCTS which are COLLABORATION PRODUCTS without first submitting an ANTIBODY RESEARCH PLAN therefor.
     (g) During the INITIAL RESEARCH TERM, HGS agrees that it shall submit no more than ten (10) ANTIBODY RESEARCH PLANS per year under this Agreement.
7.2 SB or HGS (or HGS on behalf of its licensees) shall obtain rights pursuant to Paragraphs 2.6, 2.8 and 2.11 to GENE THERAPY VACCINES which are COLLABORATION PRODUCTS, provided that SB or HGS, as the case may be, is the first to submit a dossier to the other party prior to the end of the INITIAL RESEARCH TERM which, demonstrates a biological activity which activity included evidence of in vivo induction of an antigen specific humoral and/or cellular immune system response, and
     (i) exclusive rights to the GENE THERAPY VACCINE have not been previously granted to SB, HGS or a licensee of HGS, and
     (ii) the dossier includes a DRUG RESEARCH PLAN therefor.
7.3 HGS or SB shall submit dossiers pursuant to Paragraph 7.2 to the other party and such party shall notify the other in writing within ten (10) working days of receipt of such dossier as to whether or not it meets the requirements of Paragraph 7.2 and if it does meet such requirements, rights to the GENE THERAPY VACCINE which is the subject of such dossier shall have been obtained by such submitting party. The failure of HGS or SB to respond within such period shall be deemed to be notification that the dossier meets the requirements of set forth in Paragraph 7.2. Subject to Paragraph 7.4, any notification or failure to notify pursuant to this Paragraph is final and binding on the parties.
7.4 Following the receipt of any written notification pursuant to Paragraph 7.3 by HGS or SB that a dossier submitted by SB or HGS does not meet the requirements of Paragraph 7.2, the parties shall meet within ten (10) working days to discuss such notification. If the parties are unable to agree that such dossier does not meet the requirements of Paragraph 7.2 within ten (10) working days, the parties shall immediately submit such dossier to a neutral expert qualified to determine whether or not such dossier meets the requirements of Paragraph 7.2. If such dispute is not resolved within twenty (20) days, then either party shall have the right to submit such dispute to binding arbitration under Paragraph 27. Until any dispute is resolved with respect to a GENE THERAPY VACCINE for which SB, or HGS is the first to submit a dossier, no rights shall be obtained with respect to such GENE THERAPY VACCINE pursuant to Paragraph 7.2.
7.5 HGS agrees that during the INITIAL RESEARCH TERM licensees of HGS cannot obtain exclusive rights to GENE THERAPY VACCINES other than through the procedure as set forth in Paragraph 7.2.

8.   RESEARCH MATTERS
     ----------------

8.1 Human sequence data generated during the INITIAL RESEARCH TERM shall be electronically transferred to SB as near to simultaneously upon HGS obtaining such data as reasonably possible and shall be stored by HGS in an electronic database having appropriate database encryption and security provisions, in a manner specified by the RC. The electronic database shall provide the capability of transferring the data directly to a database for patent application filings. In addition to electronic storage of sequence data, physical samples of all cDNAs will be deposited in a manner, with consistent archival coding parameters, and in a location designated by the RC. An inventory of the depository shall be stored in electronic form and made accessible to SB. HGS and SB shall each establish and/or maintain respective standard operating procedures for the documentation and archiving of original laboratory notebooks and other data sources sufficient to support examination of patent applications and/or litigation using criteria jointly agreed upon by the parties. All data electronically stored by HGS shall conform to security and data format provisions specified by the RC.
8.2 The sequencing carried out under this Agreement during the INITIAL RESEARCH TERM shall be performed in accordance with sequencing and quality assurance procedures and specifications set by the RC. The RC shall determine whether or not sequence data provided to SB were generated and are otherwise in compliance with such procedures and specifications. Unless otherwise requested by the RC, ESTs provided after September 1, 1993 shall be derived from the 5' end of the cDNAs.
8.3 The RC shall have a reasonable period of time following transfer to the RC and SB of sequence data from HGS within which to determine if the sequence data meet the criteria established by the RC. If the RC determines that sequence data do not meet the criteria, then HGS shall use its best efforts to cure the defects. Such sequence data shall nevertheless be included within HGS SPECIAL TECHNOLOGY and can be used by SB in the same manner as acceptable sequence data.
8.4 During the INITIAL RESEARCH TERM, HGS shall provide SB and the RC with yeast gene sequence (S. cerevisiae) and function

"The information below marked [***] has been omitted pursuant to a request for confidential treatment. The omitted portions have been separately filed with the Commission."

     information which is or becomes known to HGS, but only to facilitate decision-making, and otherwise to advance research and development, under this Agreement.
8.5 During the INITIAL RESEARCH TERM, at the request of the RC and as prioritized by the RC, HGS agrees to sequence and provide to SB partial cDNA sequences of animal genes from libraries prepared by SB which sequencing is to be performed using the sequencing capacity specified in
     Section 5 hereof. Such partial cDNA sequences of animal genes shall be used by SB only to facilitate decision making and otherwise to advance research under this Agreement.
8.6 The INITIAL RESEARCH TERM may be extended by SB as RESEARCH TERM EXTENSIONS for up to 5 additional years on a year-by-year basis by written notice to HGS at least sixty (60) days prior to the end of the INITIAL RESEARCH TERM or at least sixty (60) days prior to the end of any one year extension thereof, which written notice shall include a payment of [***] for each additional year.

9.   PRODUCT DEVELOPMENT
     -------------------

9.1 SB shall have full control and authority over development, registration and commercialization of SB PRODUCT, including SB PRODUCT which HGS has indicated it intends to co-promote with SB as provided in this Agreement.
9.2 As between the parties to this Agreement, SB shall also have full control and authority over the development, registration and commercialization of SB PRODUCTS in the SB FIELD in SOUTHEAST ASIA and of TAKEDA PRODUCT and CO-RIGHTS PRODUCT elsewhere in the world, and SB may delegate such responsibilities in whole or in part to its licensees.
9.3 Each party shall keep the other informed of progress of its efforts to develop and commercialize royalty bearing SB PRODUCT or HGS PRODUCT. Each party shall keep the other party informed of its, and its licensees progress to develop and commercialize royalty bearing SB PRODUCTS or HGS PRODUCTS as the case may be. SB shall keep HGS informed of SB's and TAKEDA's progress to develop and commercialize royalty bearing TAKEDA PRODUCTS.
9.4 SB shall use its diligent efforts to develop, market, promote and sell SB PRODUCT as to which SB obtains rights under Section 6 and Section 7 equivalent to those efforts it uses with respect to products of similar value and status, subject to SB's right to terminate such efforts and surrender such rights in and to such product.
9.5 HGS shall use its diligent efforts to develop, promote and sell HGS PRODUCT as to which HGS obtains rights to under Section 6 and Section 7 equivalent to those efforts it uses with respect to products of similar value and status, subject to HGS's right to terminate such efforts and surrender such exclusive rights in and to such product

9.6 After the RESEARCH TERM, each of HGS and SB shall use diligent efforts screen for DRUG PRODUCTS pursuant to any DRUG RESEARCH PLAN submitted by SB or HGS as the case may be prior to the end of the INITIAL RESEARCH TERM and/or RESEARCH TERM EXTENSIONS equivalent to those efforts it uses to develop and screen its other proprietary targets of similar value and status.
9.7 Within sixty (60) days after the end of each calendar year, SB and HGS shall provide to each other in writing annual reports with respect to work performed by or for it under RESEARCH PLANS which shall consist of updates to RESEARCH PLANS substantially in the form of the APPENDICES A, C, and D.
9.8 SB and HGS shall not use any information or data in RESEARCH PLANS submitted by the other, other than information which is HGS SPECIAL TECHNOLOGY and SPECIAL SB TECHNOLOGY as specified in section 1, 2 and 3 of a RESEARCH PLAN.

10.      CO-PROMOTION/CORIGHTS
         ---------------------

10.1.For each SB PRODUCT  which is to be sold by SB (but not licensees of SB) in the United States, Canada, Mexico or a country in Europe, SB shall give prompt notice to HGS of acceptance by the U.S. Food and Drug
     Administration, or like agency of such country, of an application for approval to sell SB PRODUCT under 21 U.S.C. 355, or like law or regulation of the U.S. or such country. HGS may exercise its option to co-promote under Paragraph 2.16(c) in such country on a country-by-country basis by giving written notice thereof to SB within sixty (60) days of receipt of each such notice of acceptance. In this event, the parties shall enter into a definitive co-promotion agreement which shall set forth all terms and conditions for the co-promotion and which shall incorporate the following principles, to the extent legally permissible.
         (i)      SB shall be solely responsible for pricing.
         (ii) HGS and SB will co-promote a single brand of the SB PRODUCT in one or more of the United States, Canada, Mexico and Europe (the "Co-promotion Territory"), using a trademark selected and controlled by SB.
         (iii) A Marketing Committee will be formed composed of SB representatives and two representatives of HGS. The Marketing

"The information below marked [***] has been omitted pursuant to a request for confidential treatment. The omitted portions have been separately filed with the Commission."

     Committee shall make all decisions on sales, marketing, promotion, and advertising, including the target prescribers whom HGS will detail and the number and manner of details. The Marketing Committee will also be responsible for approving in advance all marketing, selling and promotion expenses. SB shall chair the Marketing Committee and shall make all final decision thereof.
         (iv) HGS will have the right to provide [***] and shall provide at least [***], of the total promotion effort in each country where it co-promotes.
         (v) HGS will  receive a  percentage  of the  OPERATING  PROFITS  in the countries where HGS co-promotes from the sales of the co-promoted SB PRODUCT which percentage shall be equal to the percentage of the promotion effort provided by HGS, but shall not exceed [***] of the OPERATING PROFITS.
        (vi) HGS's name will appear on the SB PRODUCT packaging or promotional materials as decided by the Marketing Committee.
         (vii) HGS shall use only SB promotional materials and SB samples in its co-promotion activities, as approved by the Marketing Committee and in accordance with all relevant laws, regulations and accepted practices. The costs of such materials and samples shall be included within SB's aggregate marketing and promotion expenses.
         (viii) HGS shall have the right to transfer this co-promotion right only in connection with a transfer of all of HGS's rights and obligations under this Agreement to another single entity.
10.2.For  each HGS  PRODUCT  which  is to be sold by HGS in the HGS  FIELD,  HGS shall give prompt notice to SB of acceptance by the U.S. Food and Drug Administration, or like agency of another country, of an application for approval to sell HGS PRODUCT under 21 U.S.C. 355, or like law or regulation of the U.S. or another country. SB may exercise its option to co-promote under Paragraph 2.16(a) on a country-by-country basis by giving written notice thereof to SB within sixty (60) days of receipt of each such notice of acceptance. In this event, the parties shall enter into a definitive co-promotion agreement which shall set forth all terms and conditions for the co-promotion and which shall incorporate the following principles, to the extent legally permissible.
         (i) HGS shall be solely responsible for pricing.
         (ii) SB and HGS will co-promote a single brand of the HGS PRODUCT in one or more countries in the TERRITORY.
         (iii) A Marketing Committee will be formed composed of HGS representatives and two representatives of SB. The Marketing Committee shall make all decisions on sales, marketing, promotion,

"The information below marked [***] has been omitted pursuant to a request for confidential treatment. The omitted portions have been separately filed with the Commission."

     and advertising, including the target prescribers whom SB will detail and the number and manner of details. The Marketing Committee will also be responsible for approving in advance all marketing, selling and promotion expenses. HGS shall chair the Marketing Committee and shall make all final decision thereof.
         (iv) SB will have the right to provide [***], and shall provide at least [***], of the total promotion effort in each country where it co-promotes.
         (v) SB will receive a percentage of the OPERATING PROFITS in the countries where SB co-promotes from the sales of the co-promoted HGS PRODUCT which percentage shall be equal to the percentage of the promotion effort provided by SB, but shall not exceed [***] of the OPERATING PROFITS.
         (vi) SB's name will appear on the HGS PRODUCT packaging or promotional materials as decided by the Marketing Committee.
         (vii) SB shall use only HGS promotional materials and HGS samples in its co-promotion activities, as approved by the Marketing Committee and in accordance with all relevant laws, regulations and accepted practices. The costs of such materials and samples shall be included within HGS's aggregate marketing and promotion expenses.
         (viii) SB shall have the right to transfer this co-promotion right only in connection with a transfer of all of SB's rights and obligations under this Agreement to another single entity.
10.3.(a) SB may exercise its option granted pursuant to Paragraph 2.16(b) to the following HGS PRODUCTS in each country for which HGS has not licensed all of its marketing rights in and to such product to a THIRD PARTY prior to completion of Phase II(a) CLINICAL STUDIES conducted by or on behalf of HGS for such HGS PRODUCT:
(i) THERAPEUTIC PROTEINS to which HGS obtains rights to under Section 6 where such HGS PRODUCT has completed Phase II(a) in the United States prior to April 30, 2005; and
(ii) DRUG PRODUCTS or ANTIBODY PRODUCTS DISCOVERED prior to the end of the INITIAL RESEARCH TERM (other than DRUG PRODUCTS or ANTIBODY PRODUCTS in subparagraph (iii)) which HGS PRODUCTS have completed Phase II(a) in the United States prior to June 30, 2005; and
(iii)DRUG PRODUCTS which resulted from a TARGET which TARGET is a COLLABORATION PRODUCT and also the subject of a DRUG RESEARCH PLAN or ANTIBODY RESEARCH PLAN submitted by SB, provided the DRUG PRODUCT is DISCOVERED by HGS prior to the period ending four (4) years after the end of the INITIAL RESEARCH TERM; and

(iv) ANTIBODY PRODUCTS which resulted from a TARGET which TARGET is a COLLABORATION PRODUCT and also the subject of a ANTIBODY RESEARCH PLAN submitted by SB prior to the submission by HGS of an ANTIBODY RESEARCH PLAN directed to such TARGET, provided the ANTIBODY PRODUCT is DISCOVERED by HGS prior to the period ending four (4) years after the end of the INITIAL RESEARCH TERM: all pursuant to an agreement which shall set forth all the terms and conditions for such rights and incorporates the following principal terms:
         (1) SB and HGS will share equally in the Phase III/IV development costs of such HGS PRODUCT;
         (2) SB and HGS will share equally in the sales and marketing expenses of such HGS PRODUCT;
         (3) SB and HGS will share equally in the OPERATING PROFIT for such HGS PRODUCT;
         (4) SB shall owe HGS no license fees or milestone payments or other such fees.

     (b) This option shall not apply to any HGS PRODUCTS which are THERAPEUTIC PROTEINS as to which SP has exercised its option to market, promote, co-market and/or co-promote under a COLLABORATION PARTNER AGREEMENT, nor in Japan to any HGS PRODUCT which is subject to an un-exercised (but not an option rejected by TAKEDA) option right or to a license to TAKEDA granted pursuant to the HGS/TAKEDA Option and License Agreement dated June 12,1995.
     (c) HGS shall notify SB in writing within thirty (30) days of when each HGS PRODUCT subject to subparagraphs (a)(i) and (a)(ii) has competed Phase II(a) in the United States prior to April 30, 2005; and when each HGS PRODUCT subject to subparagraph (a)(iii) has competed Phase II(a) in the United States. Such notice shall include the principal terms and conditions stated above for SB to exercise its option to such HGS PRODUCT. If SB is offered the option and does not accept the option in writing within sixty
     (60) days after  receipt of written  notice by HGS under this  subparagraph
     (c), SB shall no longer have any rights thereto and no royalty shall be payable by HGS to SB for such HGS PRODUCT.
     (d) In the event SB would have been extended an option to an HGS PRODUCT but for the fact that Phase II(a) CLINICAL STUDIES were not conducted by or on behalf of HGS, and where HGS begins selling such HGS PRODUCT in any country, SB shall have an option pursuant to 2.16 (b) and if SB accepts such option and enters into an agreement pursuant to this Paragraph 10.3, SB and HGS shall enter into such agreement which shall include the terms in Paragraph 10.3(a)(2)-(4) and shall provide for SB to reimburse HGS in an amount equal to half of HGS's expenses in the Phase III/IV development costs of such HGS PRODUCT for the relevant country. In the event that HGS has to purchase back rights to an HGS PRODUCT in order to sell such HGS PRODUCT, then SB and HGS shall negotiate an appropriate allocation of such purchase cost.

11.  HGS RIGHT TO MANUFACTURE
     ------------------------

11.1.SB shall retain the right to make all preclinical, clinical and commercial supplies of any SB PRODUCT sold by SB or by THIRD PARTIES authorized by SB which may be required during and after the expiration of this Agreement. However, in the event that SB decides, at its sole discretion, to have any quantity of preclinical, clinical and/or commercial supplies of any such THERAPEUTIC PROTEIN which is an SB PRODUCT made by an entity other than SB during the term of this Agreement, SB shall give HGS the first right to supply such quantity subject to all terms of an agreement which shall be negotiated in good faith by the parties and which agreement shall include that HGS shall be required to meet all of SB's reasonable cost, quality, quantity and performance requirements; provided, however, that such first right shall be subject to and shall not conflict with the rights of TAKEDA to make and have made SB PRODUCT under the SB/TAKEDA AGREEMENT. If HGS and SB do not reach such agreement within a reasonable period of time in light of the circumstances, or if HGS is unable to satisfy SB's reasonable cost, quality, quantity and performance requirements, then HGS's rights hereunder shall terminate and SB shall be free to have the SB PRODUCT supplied from another source.

12.  EXCHANGE OF INFORMATION AND CONFIDENTIALITY
---  -------------------------------------------

12.1.(a) Promptly after the EFFECTIVE DATE, HGS shall disclose and supply to SB all HGS SPECIAL TECHNOLOGY which HGS has not previously disclosed to SB. Thereafter, HGS shall promptly and fully disclose to SB any and all information which is HGS SPECIAL TECHNOLOGY, provided that HGS SPECIAL TECHNOLOGY that are clones, cell lines and vectors shall be provided to SB as reasonably requested by SB and as they are reasonably available to HGS.
     (b) Notwithstanding Paragraph 12.1(a), after the EFFECTIVE DATE, HGS shall not be required to transfer to SB sequence data consisting of second walks and full length sequences not requested by

     SB or biological information each only with respect to potential THERAPEUTIC PROTEINS which HGS in good faith intends to study as a THERAPEUTIC PROTEIN , until HGS obtains rights to such THERAPEUTIC PROTEIN pursuant to Section 6.
     (c) Notwithstanding subparagraph (b) HGS shall promptly disclose the results of research under material transfer agreements (MTAs) listed in Appendix E and all other MTAs HGS has entered into or enters into during the period ending at the end of the INITIAL RESEARCH TERM with respect to TARGETS which are COLLABORATION PRODUCTS, provided that SB may not use such results to meet the requirement of Paragraph 6.1(a)(i) for more that four
     (4) THERAPEUTIC PROTEINS per year.
     (d) Promptly after the EFFECTIVE DATE SB shall disclose to HGS all SPECIAL SB TECHNOLOGY in existence as of the EFFECTIVE DATE to the extent such SPECIAL SB TECHNOLOGY has not already been transferred to HGS.
12.2.During the term of this Agreement and thereafter, irrespective of any termination earlier than the expiration of the term of this Agreement, HGS and SB shall not use or reveal or disclose to THIRD PARTIES any information or materials received from the other party, without first obtaining the written consent of such other party or the RC, except as permitted hereunder. This confidentiality and non-use obligation shall not apply to disclosures to or uses by TAKEDA pursuant to the SB/TAKEDA AGREEMENT or disclosures to or uses by COLLABORATION PARTNERS pursuant to COLLABORATION PARTNER AGREEMENTS. Unless otherwise restricted by this Agreement, the confidentiality and non-use provisions of this Paragraph 12.2 shall not apply to such information which
         (i) was known to the receiving party or generally known to the public prior to its disclosure hereunder;
         (ii) subsequently becomes known to the public by some means other than a breach of this Agreement;
         (iii)is subsequently disclosed to the receiving party by a THIRD PARTY having a lawful right to make such disclosure;
         (iv) is required by law or bona fide legal process to be disclosed, provided that the party required to make the disclosure takes all reasonable steps to restrict and maintain confidentiality of such disclosure and provides reasonable notice to the party providing the information and/or materials;
         (v)  is approved for release by the parties, or
         (vi) is independently developed by employees or agents of either party or their respective parent corporation or their

     AFFILIATES and/or subsidiaries without any knowledge of the information and/or materials provided by the other party.
12.3.(a) Nothing  in Paragraph  12.2  shall be  construed as  preventing  either party from disclosing any information to an AFFILIATE or to a licensee, distributor or joint venture or other associated company of either party for the purpose of developing or commercializing SB PRODUCT, TAKEDA PRODUCT, CORIGHTS PRODUCT or HGS PRODUCT as permitted by this Agreement, provided such AFFILIATE, licensee, distributor or joint venture or other associated company has undertaken a similar obligation of confidentiality and non-use with respect to the confidential information.
     (b) In the event that SB intends to transfer or disclose HGS SPECIAL TECHNOLOGY or SB TECHNOLOGY to a THIRD PARTY collaborator that is a not-for-profit entity (and/or an investigator working for a not-for-profit entity) no such transfer or disclosure shall take place until such THIRD PARTY enters into an agreement with SB by which SB is granted a license to all inventions and patent rights based thereon which result from the use of such technology. To the extent any such invention would be HGS TECHNOLOGY or SB TECHNOLOGY if invented or discovered by SB and/or HGS, then such invention shall be HGS TECHNOLOGY or SB TECHNOLOGY as the case may be subject to the terms and conditions of this Agreement. HGS agrees that SB may enter into agreements pursuant to this Paragraph using an Agreement substantially in the form of MTAs used by SB and/or HGS under the COLLABORATION AGREEMENT.
     (c) Either party may disclose HGS TECHNOLOGY and SB TECHNOLOGY to a THIRD PARTY contractors or collaborators to facilitate or carry out research activities under this Agreement provided that such THIRD PARTIES enter into an agreement with such party which contains confidentiality provisions substantially the same as those set forth herein and which provides that all rights in inventions and which result from the use of such technology by the THIRD PARTY shall be owned by HGS or SB or exclusively licensed to HGS or SB as the case may be with a right to grant licenses. To the extent any such invention or discovery would be HGS TECHNOLOGY or SB TECHNOLOGY if invented or discovered by SB and/or HGS, then such invention or discovery shall be HGS TECHNOLOGY or SB TECHNOLOGY as the case may be subject to the terms and conditions of this Agreement.
12.4.All  confidential  information  disclosed  by one party to the other  shall remain the intellectual property of the disclosing party. In the event that a court or other legal or administrative tribunal, directly or through an appointed master, trustee or receiver, assumes partial or complete control over the assets of a party to this Agreement based on the insolvency or bankruptcy of such party, the bankrupt or insolvent party shall promptly notify the court or other tribunal (i) that confidential information received from the other party under this Agreement remains the property of the other party and (ii) of the confidentiality obligations under this Agreement. In addition, the bankrupt or insolvent party shall, to the extent permitted by law, take all steps necessary or desirable to maintain the confidentiality of the other party's confidential information and to insure that the court, other tribunal or appointee maintains such information in confidence in accordance with the terms of this Agreement.
12.5.No public  announcement  concerning  (i) the  existence of or terms of this
     Agreement (ii) research and/or discoveries made by SB, (iii) milestones achieved by SB, and (iv) exercise of SB of rights and options granted under this Agreement shall be made, either directly or indirectly, by any party to this Agreement without prior written notice to the other party and, except as may be legally required, or as may be required for a public offering of securities, or as may be required for recording purposes, without first obtaining the approval of the other party and agreement upon the nature and text of such announcement. The party desiring to make any such public announcement shall inform the other party of the proposed announcement or disclosure in reasonably sufficient time prior to public release, and shall provide the other party with a written copy thereof, in order to allow such other party to comment upon such announcement or disclosure. This Paragraph 12.5 shall not apply to any information in a public announcement which is information essentially identical to that contained in a previous public announcement agreed to pursuant to this Paragraph.
12.6.Without the prior written  approval of the other party,  neither SB nor HGS shall submit for written or oral publication any manuscript, abstract or the like which is directed to TARGETS and/or to a THERAPEUTIC PROTEIN each of which is a COLLABORATION PRODUCT prior to the earlier of (1) eighteen
     (18) months after SB or HGS, as the case may be, files an SB PATENT or HGS PATENT, as the case may be, which claims such TARGET or THERAPEUTIC PROTEIN (but not including EST omnibus filings) or (2) with respect to a THERAPEUTIC PROTEIN which is a COLLABORATION PRODUCT, the date on which SB or HGS, as the case may be, obtains rights to such THERAPEUTIC PROTEIN pursuant to Section 6, or (3)
     the publication in a printed publication, other than through a breach of this Agreement, of such TARGET or THERAPEUTIC PROTEIN and related information to be submitted in such written or oral publication; provided that once a party obtains rights to such THERAPEUTIC PROTEIN pursuant to
     Section 6, the other party shall have no rights under this Paragraph with respect to such THERAPEUTIC PROTEIN. During the INITIAL RESEARCH TERM, HGS shall provide SB and SB shall provide HGS with all proposed publications that include HGS TECHNOLOGY or SB TECHNOLOGY received pursuant to a collaboration with a not-for-profit entity prior to its publication.
12.7.For the avoidance of doubt,  nothing in this  Agreement  shall be construed as preventing or in any way inhibiting either party from complying with statutory and regulatory requirements governing the development, manufacture, use and sale or other distribution of products in any manner which it reasonably deems appropriate, including, for example, by disclosing to regulatory authorities confidential or other information received from a party or THIRD PARTIES. The parties shall take reasonable measures to assure that no unauthorized use or disclosure is made by others to whom access to such information is granted.
12.8.During the term of this  Agreement,  each party shall  promptly  inform the other party of any information that it obtains or develops regarding the utility and safety of a COLLABORATION PRODUCT. Prior to initiating clinical studies in human patients or volunteers with any COLLABORATION PRODUCT which will be manufactured, sold, promoted or marketed by both parties in the same or in different countries anywhere in the world, the parties shall first agree on methods and procedures for notifying each other of adverse drug experiences within such time periods and in such form and manner as are necessary or appropriate in order for each party to comply with its standard practices and procedures for recording adverse drug experiences and for reporting adverse drug experiences to appropriate regulatory authorities.
12.9.Any  materials  provided  by one party to the other  under  this  Agreement shall be subject to the confidentiality and non-use provisions set out in this Section. All such materials shall be used in compliance with all applicable laws and regulations. SB and HGS each certifies that it is regularly engaged in conducting tests in vitro or in animals used only for laboratory research purposes, that all materials which SB or HGS receive under this Agreement will actually be used for these purposes only, and that no animal used for such tests will be used for any food purposes or kept as a domestic pet or livestock.
12.10. SB and HGS agree to comply with any applicable law or regulation of the United States or any country governing the export or reexport of products (including test equipment), software, and technical data (and the product of such data).
12.11. All rights and licensing granted under or pursuant to this Agreement by HGS to SB are, and shall irrevocably be deemed to be, "intellectual property" as defined in Section 101(56) of the Bankruptcy Code. In the event of the commencement of a case by or against either party under any Chapter of the Bankruptcy Code, this Agreement shall be deemed an executory contract and all rights and obligations hereunder shall be determined in accordance with Section 365(n) thereof. Unless a party rejects this Agreement and the other party decides not to retain its rights hereunder, the other party shall be entitled to a complete duplicate of (or complete access to, as appropriate) all intellectual property and all embodiments of such intellectual property held by the party and the party shall not interfere with the rights of the other party, which are expressly granted hereunder, to such intellectual property and all embodiments of such intellectual property from another entity. Further, this Agreement shall be deemed, upon presentation to another entity, to be the same as an express instruction by the party to such other entity to provide such intellectual property and all embodiments of such intellectual property directly to the other party. Without limiting the foregoing provisions in this paragraph, the other party shall be entitled to all post-bankruptcy-petition improvements, updates, or developments of intellectual property created hereunder. If such intellectual property is not fully developed as of the commencement of any bankruptcy case, the other party shall have the right to complete development of the property.
12.12. For the avoidance of doubt, HGS shall not disclose to a THIRD PARTY any RESEARCH PROGRAMS and/or work request justifications submitted to HGS by SB under the COLLABORATION AGREEMENT.

13.  PATENT PROSECUTION AND LITIGATION
     ---------------------------------

13.1.Each party shall have and retain sole and exclusive title to all inventions, discoveries, designs, works of authorship and other know-how which are made, conceived, reduced to practice or generated only by its employees, agents, or other persons acting under its authority. Each party shall own an equal undivided interest in all such inventions, discoveries, designs, works of authorship and other know-how made, conceived, reduced to practice or generated jointly by employees, agents, or other persons acting under the authority of both parties. In the event of jointly owned inventions, HGS shall have the first right to file, prosecute and maintain patents and applications directed thereto under the terms and conditions of Paragraph 13.2. If a joint owner does not desire to file, prosecute or maintain a patent or patent application to a joint inventions, such owner shall assign its ownership interest therein to the other. All patents and patent applications to joint inventions which are HGS SPECIAL TECHNOLOGY and SPECIAL SB TECHNOLOGY shall be both SB PATENTS and HGS PATENTS, subject to the terms and conditions of the Agreement; otherwise, any joint owner shall be free to dispose of its interest therein without accounting to the other joint owner.

13.2.HGS shall have the right within its sole discretion and at its expense to prepare, file, prosecute and maintain HGS PATENTS. With respect to HGS PATENTS as to which SB retains a license hereunder, subject to Paragraph 13.10, HGS shall keep SB informed with respect to the filing and prosecution thereof. In the event that SB desires that HGS obtain and maintain patent protection in any country with respect to HGS SPECIAL TECHNOLOGY as to which SB retains a license hereunder, HGS shall do so at the cost and expense of SB, which expense shall be SB's pro rata share where a COLLABORATION PARTNER and/or TAKEDA requests HGS to do so with respect to the same HGS SPECIAL TECHNOLOGY provided that SB shall have the right within its sole discretion and at its expense to prepare, file, prosecute and maintain HGS PATENTS to the extent they claim a THERAPEUTIC PROTEIN or GENE THERAPY VACCINE (and the making, using and selling thereof) to which SB has obtained exclusive rights pursuant to Section 6 or 7.

13.3.SB shall have the right  within its sole  discretion  and at its expense to prepare, file, prosecute and maintain SB PATENTS. With respect to SB PATENTS as to which HGS retains a license hereunder, subject to Paragraph 13.11, SB shall keep HGS informed with respect to the filing and prosecution thereof. In the event that HGS desires that SB obtain and maintain patent protection in any country with respect to SPECIAL SB TECHNOLOGY as to which HGS retains a license hereunder, SB shall do so at the cost and expense of HGS; provided that HGS shall have the right within its sole discretion to prepare, file, prosecute and maintain SB PATENTS at its expense to the extent they claim a THERAPEUTIC PROTEIN or GENE THERAPY VACCINE
                                       47

     (and the making, using and selling thereof) to which HGS has obtained exclusive rights pursuant to Section 6 or 7.


13.4.Each party,  on behalf of itself and its  directors,  employees,  officers, shareholders, agents, successors and assigns hereby waives any and all actions and causes of action, claims and demands whatsoever, in law or equity of any kind it or they may have against the other party, its officers, directors, employees, shareholders, agents, successors and assigns, which may arise in any way, except as a result of gross negligence, recklessness, or willful misconduct, in performance of patent activities under this Section.
13.5.In the event of the institution of any suit by a THIRD PARTY against HGS, SB or its licensees for patent infringement involving the manufacture, use, sale, distribution or marketing of HGS PRODUCT or SB PRODUCT, TAKEDA PRODUCT, or CORIGHT PRODUCT, the party sued shall promptly notify the other party in writing. The other party shall have the right, to the extent of its interest, but not the obligation to defend or participate in the defense of such suit at its own expense. HGS and SB shall assist one another and cooperate in any such litigation at the other's request without expense to the requesting party.

13.6.In the event that HGS or SB becomes aware of actual or threatened infringement of a SB PATENT or HGS PATENT anywhere in the TERRITORY, that party shall promptly notify the other party in writing. The owner of the SB PATENT or HGS PATENT shall have the first right but not the obligation to bring, at its own expense, an infringement action against any THIRD PARTY and to use the other party's name in connection therewith. If the owner of the patent does not commence a particular infringement action within thirty
     (30) days, the other party, after notifying the owner in writing, shall be entitled to bring such infringement action at its own expense to the extent that such party is licensed thereunder and in its own name and/or in the name of the owning party. The foregoing notwithstanding, in the event that an alleged infringer certifies pursuant to 21 USC 355(b)(2)(A)(vii)(IV) or
     (j)(2)(A)(iv) against an issued HGS PATENT or SB PATENT covering a COLLABORATION PRODUCT, the party receiving notice of such certification shall immediately notify the other party of such certification, and if fourteen (14) days prior to expiration of the forty fine (45) day period set forth in 21 USC 355(c)(3)(C) or (j)(4)(B)(iii), the owner of the HGS PATENT or SB PATENT fails to commence an infringement action, the party receiving notice, in its sole discretion, at its own expense and to the extent that it is licensed under the HGS PATENT or SB PATENT, shall be entitled to bring such infringement action in its own name and/or in the name of the owning party The party conducting such action shall have full control over its conduct, including settlement thereof provided such settlement shall not be made without the prior written consent of the other party if it would adversely affect the patent rights of the other party. In any event, HGS and SB shall assist one another and cooperate in any such litigation at the other's request without expense to the requesting party.
13.7.HGS and SB shall recover their respective actual out-of-pocket expenses, or equitable proportions thereof, associated with any litigation or settlement thereof from any recovery made by any party. Any excess amount shall be shared between SB and HGS in an amount proportional to their respective losses and expenses.
13.8.The parties  shall keep one another  informed of the status of and of their respective activities regarding any such litigation or settlement thereof. 13.9.The owner of a SB PATENT or HGS PATENT shall have the first right to seek extensions of the terms of the patent and to seek to obtain SPCs. A party who is developing, selling or planning to sell a product covered by a patent shall have the second right. Each party shall assist the other in the obtaining of such extensions or SPCs including by authorizing the other party to act as its agent.
13.10.The disclosure  obligations  of  Paragraph  13.2  shall  only apply to HGS
     PATENTS which include HGS SPECIAL TECHNOLOGY which HGS has disclosed to SB Pursuant to this Agreement.
13.11.The  disclosure  obligations  of Paragraph  13.3  shall  only  apply to SB
     PATENTS which claim SPECIAL SB TECHNOLOGY which SB has disclosed to HGS pursuant to this Agreement.

14.  TRADEMARKS AND NON-PROPRIETARY NAMES
     ------------------------------------

14.1.SB, at its expense,  shall be responsible  for the selection,  registration and maintenance of all trademarks which it employs in connection with SB PRODUCT and shall own and control such trademarks. Nothing in this Agreement shall be construed as a grant of rights, by license or otherwise, to HGS to use such trademarks for any purpose other than co-promotion as provided in this Agreement.
14.2.SB,  at  its  expense,   shall  be   responsible   for  the  selection  and
     registration of non-proprietary names employed by SB for SB PRODUCT. 14.3.HGS, at its expense, shall be responsible for the selection, registration and  maintenance of all trademarks  which it employs in
     connection  with HGS  PRODUCT and shall own and  control  such  trademarks.
     Nothing in this Agreement shall be construed as a grant of rights, by license or otherwise, to SB to use such trademarks for any purpose other than co-promotion as provided in this Agreement.
14.4.HGS,  at  its  expense,   shall  be  responsible   for  the  selection  and
     registration of non-proprietary names employed by HGS for HGS PRODUCT. 14.5.(a) At no expense to HGS, SB and its licensees under this Agreement shall be responsible for the selection, registration and maintenance of all trademarks which they employ in connection with a SB PRODUCT in the SB FIELD in SOUTHEAST ASIA and TAKEDA PRODUCT, and shall own and control such trademarks. Nothing in this Agreement shall be construed as a grant of rights, by license or otherwise, to HGS to use such trademarks for any purpose.
     (b) At no expense to HGS, SB and its licensees under this Agreement shall be responsible for the selection and registration of non-proprietary names for SB PRODUCT in the SB FIELD in SOUTHEAST ASIA and TAKEDA PRODUCT.

15.  STATEMENTS AND REMITTANCES
     --------------------------

15.1.Each party,  as the case may be,  shall keep and require its  licensees  to keep complete and accurate records of all NET SALES of HGS PRODUCT, SB PRODUCT, CORIGHTS PRODUCT and TAKEDA PRODUCT subject to royalties under the licenses granted herein or in the applicable COLLABORATION PARTNER AGREEMENT or SB/TAKEDA AGREEMENT. Each party shall have the right, at its expense, through a certified public accountant or like person reasonably acceptable to the other party, to examine such records during regular business hours during the life of this Agreement and for six (6) months after its termination; provided, however, that such examination shall not take place more often than once a year and provided further that such accountant shall report only as to the accuracy of the royalty statements and payments, including the magnitude and source of any discrepancy. Neither party nor their licensees shall be required to maintain such records for more than three (3) years.
15.2.Except for SB PRODUCT and TAKEDA PRODUCT sold by TAKEDA or its licensees under the SB/TAKEDA AGREEMENT, within sixty (60) days after the close of each calendar quarter, each party shall deliver to the other a true accounting of all SB PRODUCT, CORIGHTS PRODUCT, TAKEDA PRODUCT or HGS PRODUCT sold by it and its licensees and distributors during such quarter for which royalties are payable and shall at the same time pay all royalties due.

     Such accounting shall show sales on a country-by-country and product-by-product basis.
15.3.Within ninety (90) days after the close of each half year, SB shall deliver to HGS a true accounting of all SB PRODUCT or TAKEDA PRODUCT, sold under authority of the SB/TAKEDA AGREEMENT by TAKEDA and its licensees and distributors during such half year and shall at the same time pay all royalties due to HGS as a result of or deriving from such sales. Such accounting shall show sales on a country-by-country and product-by-product basis.
15.4.Any tax paid or required to be withheld on account of the licensing party based on milestone payments or royalties payable under this Agreement shall be deducted from the amount of milestones or royalties otherwise due. Taxes paid or withheld from monies due SB by TAKEDA or its licensees shall be deducted proportionately from the amount of monies otherwise due HGS. Each party shall secure and send to the other proof of any such taxes withheld and paid.
15.5.All royalties due under this  Agreement  shall be payable in U.S.  dollars.
     If governmental regulations prevent remittances from a foreign country with respect to sales made in that country, the obligation to pay royalties on sales in that country shall be suspended until such remittances are possible. Each party shall have the right, upon giving written notice to the other, to receive payment in that country in local currency.
15.6.Monetary conversations from the currency of a foreign country, in which a product is sold, into United States currency shall be made at the official exchange rate in force in that country for financial transactions on the last business day of the calendar quarter or half year for which the royalties are being paid. If there is no such official exchange rate, the conversation shall be made at the rate for such remittances on that date as certified by Citibank, N.A., New York, New York, U.S.A.

16.  TERM AND TERMINATION
     --------------------

16.1.This Agreement shall come into effect as of the EFFECTIVE DATE and shall remain in full force and effect unless earlier terminated as provided in this Section 16.

16.2.In the event HGS fails to make a payment to SB under this Agreement or a co-promotion agreement with respect to an HGS PRODUCT when due, or fails to meet its obligations under Section 9 with respect to an HGS PRODUCT, in addition to any other remedy which it may have, SB may notify HGS in writing that all of HGS's rights with respect to such HGS PRODUCT shall terminate as of sixty

     (60) days after such written notice and HGS's rights with respect thereto shall terminate unless such payment is made or such failure is cured, prior to the expiration of such sixty (60) day period.
16.3.In the event SB fails to make a payment to HGS under this Agreement or a co-promotion agreement with respect to an SB PRODUCT when due, or fails to meet its obligations under Section 9 with respect to an SB PRODUCT, in addition to any other remedy which it may have, HGS may notify SB in writing that, subject to SB licensee rights provided in Paragraph 17.4(a), all of SB's rights with respect to such SB PRODUCT shall terminate as of sixty (60) days after such written notice and SB's rights with respect thereto shall terminate unless such payment is made or such failure is cured, prior to the expiration of such sixty (60) day period.
16.4 Either party may terminate this Agreement if, at any time, the other party shall file in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the party or of its assets, or if the other party proposes a written agreement of composition or extension of its debts, or if the other party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after the filing thereof, or if the other party shall propose or be a party to any dissolution or liquidation, or if the other party shall make an assignment for the benefit of creditors.
16.5 Notwithstanding the bankruptcy of HGS or SB, or the impairment of performance by HGS or SB of its obligations under this Agreement as a result of bankruptcy or insolvency of HGS or SB, the other party shall be entitled to retain the licenses granted herein, and SB licensees shall be entitled to retain their rights as provided in Paragraph 17.4 hereof, subject to rights of a party to terminate this Agreement for reasons other than bankruptcy or insolvency as expressly provided in this Agreement.
16.6 Neither party shall have the right to terminate this Agreement except under Paragraph 16.4, provided however that nothing in this Agreement shall limit any remedies for breach which may be available pursuant to a judgment of a court, in law or equity, including termination of this Agreement or of any or all rights hereunder.
16.7 In the event that by one (1) year after the end of the INITIAL RESEARCH TERM, SB has not obtained the full length DNA coding sequence for a TARGET encompassed by, and as used in, an ANTIBODY RESEARCH PLAN and/or DRUG RESEARCH PLAN submitted by SB under this Agreement and SB has not certified in writing (e.g, inclusion of such sequence in a RESEARCH PLAN) to HGS that such sequence(s) has been obtained, HGS by written notice to SB may terminate all rights and licenses to such TARGETS(S) and such rights and licenses shall terminate thirty (30) days thereafter unless SB prior to the expiration of such thirty (30) days has obtained such sequence and has certified in writing to HGS that such sequence has been obtained. Upon any termination of rights and licenses to a TARGET under this Paragraph 16.7, SB shall discontinue all work encompassed by such ANTIBODY RESEARCH PLAN or DRUG RESEARCH PLAN as the case may be.

17.  RIGHTS AND DUTIES UPON TERMINATION
     ----------------------------------

17.1.Upon  termination  of this Agreement in its entirety or with respect to any
     SB PRODUCT, CORIGHTS PRODUCT, TAKEDA PRODUCT or HGS PRODUCT or to any country, each party shall notify the other of the amount of such product it and its licensees and distributors then have on hand, the sale of which would, but for the termination, be subject to royalty, and such party and its licensees and distributors shall thereupon be permitted to sell that amount of the product provided that the party shall pay the royalty thereon at the time herein provided for provided, however, that no such termination of the this Agreement shall affect the rights of an SB licensee to sell such SB PRODUCT or TAKEDA PRODUCT to the extent such rights survive such termination under Paragraph 17.4 of this Agreement.
17.2.Termination of this Agreement shall  terminate all outstanding  obligations and liabilities between the parties arising from this Agreement except those described in Paragraphs 2.10, 2.14, 2.24, 12.2, 12.4, 12.7, and 13.1
     and Sections 15, 17, 19, 21, and 28, as well as any provision not specified in this Paragraph which is clearly meant to survive termination of this Agreement.
17.3.Termination  of the  Agreement in  accordance  with the  provisions  hereof shall not limit remedies which may be otherwise available in law or equity. 17.4.All rights of licensees pursuant to licenses granted by SB to TAKEDA or otherwise to an SB PRODUCT in  SOUTHEAST  ASIA under this  Agreement  shall survive termination of this Agreement pursuant to Paragraph 16.3, or Paragraph 16.4 thereof in the event of the bankruptcy or similar event listed in such Paragraph 16.4 with respect to SB, provided that the following conditions are met: (i) the SB licensee is not then in breach of its license; (ii) except for the SB/TAKEDA AGREEMENT, HGS's rate of royalty compensation thereunder is no less than the rate of royalty compensation to HGS
                                       53
     under this Agreement; (iii) HGS assumes no performance obligations under the license agreement; and (iv) SB and its licensee assign the license agreement to HGS within sixty (60) days after such termination and as a result of such assignment such licensee is directly obligated to HGS. All rights of licensees with respect to a SB PRODUCT pursuant to licenses granted by SB under this Agreement shall survive termination of SB's rights with respect to such SB PRODUCT pursuant to Paragraph 16.3 or Paragraph
     16.4 hereof, provided that the above-stated conditions are met with respect to such rights of the licensees.

18.  WARRANTIES AND REPRESENTATIONS
     ------------------------------

18.1.Nothing  in  this  Agreement  shall  be  construed  as a  warranty  that SB
     PATENTS, COLLABORATION PARTNER PATENTS or HGS PATENTS are valid or enforceable or that their exercise does not infringe any patent rights of THIRD PARTIES. A holding of invalidity or unenforceability of any such patent, from which no further appeal is or can be taken, shall not affect any obligation already accrued hereunder, but shall only eliminate royalties otherwise due under such patent from the date such holding becomes final.
18.2.Each  party  warrants  and  represents  that it has the right to enter into this Agreement and to perform in accordance therewith.
18.3.HGS hereby  further  represents  and  warrants  that,  during  the  INITIAL
     RESEARCH TERM, HGS will not grant TIGR permission to disclose or provide to a THIRD PARTY materials which are GENES in circumstances where TIGR requires such permission without SB's prior consent. HGS' failure to take action against TIGR where TIGR is in breach of an obligation to HGS shall not be construed as HGS granting TIGR permission to disclose or provide such materials.
18.4.Except as otherwise expressly set forth herein neither party makes any representations or extends any warranties of any kind, either express or implied, including, but not limited to, warranties of merchantability or fitness for a particular purpose.
18.5.Each party guarantees that its respective AFFILIATES will perform all obligations under this Agreement as if such AFFILIATES were signatories of this Agreement.

19.  INDEMNIFICATION
     ---------------

19.1.SB shall defend, indemnify and hold harmless HGS, AFFILIATES of HGS, licensors of HGS and their respective directors, officers, shareholders, agents and employees, from and against any and all liability, loss, damages and expenses (including attorneys' fees) as the result of claims, demands, costs or judgments which may be made or instituted against any of them arising out of the manufacture, possession, distribution, use, testing, sale or other disposition by or through SB or any THIRD PARTY granted rights by SB under this Agreement of any SB PRODUCT. SB's obligation to defend, indemnify and hold harmless shall include claims, demands, costs or judgments, whether for money damages or equitable relief by reason of alleged personal injury (including death) to any person or alleged property damage, provided, however, the indemnity shall not extend to any claims against an indemnified party which result from the gross negligence or willful misconduct of such indemnified party. SB shall have the exclusive right to control the defense of any action which is to be indemnified in whole by SB hereunder, including the right to select counsel acceptable to HGS to defend HGS and to settle any claim, provided that, without the written consent of HGS (which shall not be unreasonably withheld or delayed), SB shall not agree to settle any claim against HGS to the extent such claim has a material adverse effect on HGS. The provisions of this Paragraph shall survive and remain in full force and effect after any termination, expiration or cancellation of this Agreement and obligation hereunder shall apply whether or not such claims are rightfully brought. SB shall require each licensee to agree to indemnify HGS in a manner consistent with this Paragraph.

19.2.HGS shall defend, indemnify and hold harmless SB, AFFILIATES of SB, licensors of SB and their respective directors, officers, shareholders, agents and employees, from and against any and all liability, loss, damages and expenses (including attorneys' fees) as the result of claims, demands, costs or judgments which may be made or instituted against any of them arising out of the manufacture, possession, distribution, use, testing, sale or other disposition by or through HGS or its AFFILIATES or any THIRD PARTY granted rights by HGS under this Agreement of any HGS PRODUCT. HGS's obligation to defend, indemnify and hold harmless shall include claims, demands, costs or judgments, whether for money damages or equitable relief by reason of alleged personal injury (including death) to any person or alleged property damage, provided, however, the indemnity shall not extend to any claims against an indemnified party which result from the gross negligence or willful misconduct of such indemnified party. HGS shall have the exclusive right to control the defense of any action which is to be indemnified in whole by HGS hereunder, including the right to select counsel acceptable to SB to defend SB and to settle any claim, provided that, without the written consent of SB (which shall not be unreasonably withheld or delayed), HGS shall not agree to settle any claim against SB to the extent such claim has a material adverse effect on SB. The provisions of this Paragraph shall survive and remain in full force and effect after any termination, expiration or cancellation of this Agreement and HGS obligation hereunder shall apply whether or not such claims are rightfully brought. HGS shall require each licensee to agree to indemnify SB in a manner consistent with this Paragraph.
19.3.A person  or  entity  that  intends  to claim  indemnification  under  this
     Section 19 (the "Indemnitee") shall promptly notify the other party (the "Indemnitor") of any loss, claim, damage, liability or action in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor, after it determines that indemnification is required of it, shall assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitor if Indemnitor does not assume the defense; or, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceedings. The indemnity agreement in this Section 19 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action is such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld unreasonably. The failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this
     Section 19, but the omission so to deliver notice to the Indemnitor will not relieve it of any liability that it may have to any Indemnitee otherwise than under this Section 19. The Indemnitee under this Section 19, its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigations of any action, claim or liability covered by this indemnification. In the event that each party claims indemnity from the other and one party is finally held liable to indemnify the other, the Indemnitor shall additionally be liable to pay the reasonable legal costs and attorneys' fees incurred by the Indemnitee in establishing its claim for indemnity.

20.  FORCE MAJEURE
     -------------

20.1.If the performance of any party of this Agreement by either party, or of any obligation under this Agreement, is prevented, restricted, interfered with or delayed by reason of any clause beyond the reasonable control of the party liable to perform, unless conclusive evidence to the contrary is provided, the party so affected shall, upon giving written notice to the other party, be excused from such performance to the extent of such prevention, restriction, interference or delay, provided that the affected party shall use its reasonable best efforts to avoid or remove such causes of non-performance and shall continue performance with the utmost dispatch whenever such causes are removed. When such circumstances arise, the parties shall discuss what, if any, modification of the terms of this Agreement may be required in order to arrive at an equitable solution.

21.  GOVERNING LAW
     -------------

21.1.This Agreement shall be deemed to have been made in the Commonwealth of Pennsylvania and its form, execution, validity, construction and effect shall be determined in accordance with the laws of the Commonwealth of Pennsylvania, U.S.A.

22.  SEPARABILITY
     ------------

22.1.In the event any portion of this Agreement shall be held illegal, void or ineffective, the remaining portions hereof shall remain in full force and effect.
22.2.If any of the terms or provisions of this Agreement are in conflict with any applicable statute or rule of law, then such terms or provisions shall be deemed inoperative to the extent that they may conflict therewith and shall be deemed to be modified to conform with such statute or rule of law.
22.3.In the event that the terms and conditions of this Agreement are materially altered as a result of Paragraphs 22.1 or 22.2, the parties will renegotiate in good faith the terms and conditions of this Agreement to resolve any inequities.

23.  ENTIRE AGREEMENT
     ----------------

23.1 This Agreement, entered into as of the date written above, constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes all previous writings and understandings relating to such subject matter. No terms or provisions of this Agreement shall be varied or modified by any prior or subsequent statement, conduct or act of either of the parties, except that the parties may amend this Agreement by written instruments specifically referring to and executed in the same manner as this Agreement.

23.2 (a) Neither HGS nor SB may enter into any agreement with a COLLABORATION PARTNER which amends the terms and conditions of the COLLABORATION PARTNER AGREEMENT to which such COLLABORATION PARTNER is a party without the prior written consent of the other; and (b) SB may not amend the terms and conditions of the SB/TAKEDA AGREEMENT in a manner that materially affects HGS without the prior written consent of HGS, which consent shall not be unreasonably withheld.
23.3.The headings and titles to the Sections and Paragraphs of this Agreement are inserted for convenience only and shall not be deemed a part hereof or affect the construction or interpretation of any provision hereof.

24.  NOTICES
     -------

24.1.Any notice  required or permitted under this Agreement shall be sent by air mail, postage pre-paid, courier or fax to the following addresses of the parties or such other addresses as may be notified to the parties as provided herein:
                  HGS: HUMAN GENOME SCIENCES, INC.
                           9410 Key West Avenue
                           Rockville, Maryland 20850
                           Attention:  Chief Executive Officer
                           fax: 301-309-0092
                  copy to:
                           Mr. Elliot Olstein
                           Carella, Byrne, Bain, Gilfillan, Cecchi & Stewart
                           6 Becker Farm Road
                           Roseland, New Jersey 07068
                           fax: 201-994-1744
                  SB:      SMITHKLINE BEECHAM CORPORATION
                           709 Swedeland Road
                           King of Prussia, Pennsylvania 19103
                  Attention:        Vice-President,
                                    Advanced Technologies in Genetics
                                    SmithKline Beecham Pharmaceuticals
                                    fax: 610-270-6663
         copy to:
                           SMITHKLINE BEECHAM CORPORATION
                           709 Swedeland Road
                           P. O. Box 1539
                           King of Prussia, Pennsylvania 19406
                           Attention:  Corporate Intellectual Property
                           fax: 610-270-4026

24.2.Any notice required or permitted to be given concerning this Agreement shall be effective upon receipt by the party to whom it is addressed.

25.  ASSIGNMENT
     ----------

25.1.This Agreement and the licenses herein granted shall be binding upon and inure to the benefit of the successors in interest of the respective parties. Neither this Agreement nor any interest hereunder shall be assignable by either party without the written consent of the other provided, however, that SB or HGS may assign this Agreement or any of its rights or obligations hereunder to any AFFILIATE or to any THIRD PARTY with which it may merge or consolidate, or to which it may transfer all or substantially all of its assets to which this Agreement relates, without obtaining the consent of the other party, subject to Paragraphs 10.1 (viii) and 10.2 (viii), provided the assigning party remains liable under this Agreement and that the THIRD PARTY assignee or surviving entity assumes in writing all of its obligations under this Agreement. HGS hereby consents and agrees to accept any assignment to HGS of a license agreement by SB and its licensee pursuant to Paragraph 17.4 if the conditions of Paragraph 17.4(a)(i),(ii)(iii) and (iv) are satisfied. .

26.  RECORDING
     ---------

26.1.SB and HGS shall have the right, at any time, to record, register, or otherwise notify this Agreement in appropriate governmental or regulatory offices anywhere in the TERRITORY, and the other party shall provide reasonable assistance to the notifying party in effecting such recording, registering or notifying.

27.  DISPUTE RESOLUTION
     ------------------

27.1.Senior  management  of SB and HGS shall  endeavor to resolve  all  disputes under this Agreement.
27.2.If there is a tie vote within the RC over an issue within the jurisdiction of the RC, which tie vote is not timely solved by the RC, and if senior management does not timely resolve any such tie vote, then either party may submit such to binding arbitration pursuant to the SB/HGS arbitration agreement dated 19 August, 1993 as may be amended from time to time.
27.3.Either party may submit disputes arising from Paragraphs 6.2 and 7.4 to binding arbitration pursuant to the SB/HGS Arbitration Agreement dated 19 August 1993 as may be amended from time-to-time.

28.  COVENANTS
     ---------

28.1.
         (a)      SB agrees not to use SB TECHNOLOGY except

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         (1) during the INITIAL  RESEARCH TERM and RESEARCH  TERM  EXTENSIONS to
         perform research and development in the SB FIELD and after the INITIAL RESEARCH TERM and RESEARCH TERM EXTENSIONS to perform research and development in the SB FIELD pursuant to a RESEARCH PLAN submitted by or on behalf of SB pursuant to this Agreement,
         (2) in the HGS FIELD to perform research and development only (i) in furtherance of research and development in the SB FIELD during the INITIAL RESEARCH TERM and RESEARCH TERM EXTENSIONS, and (ii) after the INITIAL RESEARCH TERM and RESEARCH TERM EXTENSIONS only in furtherance of research and development in the SB FIELD pursuant to a RESEARCH PLAN submitted by or on behalf of SB pursuant to this Agreement,
         (3) to perform research and development of GENE THERAPY VACCINES during the INITIAL RESEARCH TERM,
         (4) to make,  have  made,  use,  and  sell SB  PRODUCT  (other  than SB
         PRODUCTS to which SB's rights have been terminated pursuant to Paragraph 16.3), TAKEDA PRODUCT and CORIGHTS PRODUCT and as expressly permitted under this Agreement, HGS PRODUCTS,
         (5) to grant licenses that SB is otherwise permitted to grant pursuant to this Agreement, and
     (b) during and after the INITIAL RESEARCH TERM, SB agrees not to use HGS SPECIAL TECHNOLOGY except as licensed and permitted pursuant to this Agreement;
     (c) Notwithstanding the preceding, SB shall have the right to use SB TECHNOLOGY that is solely based on or derived from published information
     and/or   information   which  otherwise   becomes   lawfully  known  to  SB
     independently of this Agreement, unless: (i) the information is claimed in a published HGS PATENT or SB PATENT and there is no THIRD PARTY patent application or patent with an earlier priority date which discloses the information or (ii) the SB TECHNOLOGY results from a RESEARCH PLAN undertaken by SB.
28.2.HGS shall not use SPECIAL SB TECHNOLOGY except as licensed or permitted under this Agreement. Notwithstanding the preceding, HGS shall have the right to use SPECIAL SB TECHNOLOGY independently of this Agreement if such SPECIAL SB TECHNOLOGY is solely based on or derived from published information and/or information which otherwise becomes lawfully known to HGS independently of this Agreement, unless: the information is claimed in a published HGS PATENT or SB PATENT and there is no THIRD

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

     PARTY patent application or patent with an earlier priority date which discloses the information.
28.3.Notwithstanding  anything  else to the contrary,  the following  uses of SB
     TECHNOLOGY and/or HGS SPECIAL TECHNOLOGY shall not be a breach of this Agreement by SB:
     (i) use of unpatented HGS TECHNOLOGY outside a RESEARCH PLAN submitted by SB in accordance with this Agreement after the later of the end of the INITIAL RESEARCH TERM or RESEARCH TERM EXTENSIONS which HGS TECHNOLOGY at the time of such use is generally available to the public, and/or
     (ii) use of SB TECHNOLOGY outside a RESEARCH PLAN submitted by SB in accordance with this Agreement developed after the later of the end of the INITIAL RESEARCH TERM or RESEARCH TERM EXTENSIONS which is SB TECHNOLOGY only as a result of the use of unpatented HGS TECHNOLOGY which is generally available to the public at the time of such use; and/or
     (iii) use of BIOINFORMATICS after the end of the INITIAL RESEARCH TERM or RESEARCH TERM EXTENSION which BIOINFORMATICS is SB TECHNOLOGY; and/or

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
"The information below marked [***] has been omitted pursuant to a request for confidential treatment. The omitted portions have been separately filed with the Commission."

     (iv) use of SB TECHNOLOGY with respect to any products discovered [***] years after the later of the end of the INITIAL RESEARCH TERM or RESEARCH TERM EXTENSIONS outside a RESEARCH PLAN submitted by SB in accordance with this Agreement.

29.  COUNTERPARTS
     ------------

29.1 This Agreement may be executed in any number of counterparts, and each such
     counterpart  shall  be  deemed  an  original   instrument,   but  all  such
     counterparts together shall constitute but one agreement.

         IN WITNESS WHEREOF, the parties, through their authorized officers, have executed this Agreement as of the date first written above.


SmithKline Beecham Corporation


By:______________________________


SmithKline Beecham, p.l.c.


By:______________________________



Human Genome Sciences, Inc.


By:______________________________

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


                                   APPENDIX A
                          SAMPLE ANTIBODY RESEARCH PLAN

1.       Target (Antigen) Identification  (HGS Sequence ID#)

2.       Rationale

         -       Brief description of hypothesis
         -       Expected indications for product
         -       Brief summary of supporting biological data on target (antigen)

3.       Status of Cloning and Expression or Synthesis of Target (Antigen)
         -       nucleotide sequence encoding Target (Antigen) (as available)
4.       Patent Status

5.       Estimated date for start of laboratory animal immunization


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
                                   APPENDIX B
                             COLLABORATION PARTNERS
SP
MERCK
SYNTHELABO
any other entity pursuant to Paragraph 1.11


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
                                   APPENDIX C
                            Sample DRUG RESEARCH PLAN

1.       Target Identification  (HGS Sequence ID#)

2.       Rationale

         -        Brief description of hypothesis
         -        Brief summary of supporting biological data on target
         -        Expected Indications for Product

3.       Status of full length cloning and expression
         -        nucleotide sequence encoding Target (as available)
4.       Patent status

5. Estimated date for the start of small molecule screening. (No description of the screen is required.)

6.       Chemical optimization

         -        No details required
         -        Estimated date of start (can be updated)

7.       Plan updates if and when a potential development compound is identified

         -        R&D product (compound) code #/INN name/generic name
                  (when available)
         - Notification when a compound enters preclinical development
         -        Notification when a compound enters clinical development
         -        Notification when regulatory approvals are sought

                                   APPENDIX D
                          SAMPLE PROTEIN RESEARCH PLAN

1.       Therapeutic Protein Identification (HGS Sequence ID#)

2.       Rationale

         -        Brief description of hypothesis
         -        Expected indications for Product

3.       Biological data on protein

         -        Full length cloning
         -        Expression and purification
                  full length nucleotide sequence of the GENE encoding the THERAPEUTIC PROTEIN


The protein preparation(s) used for the in vivo activity demonstration must be purified to the level specified in Paragraph 6.1(a), and evidence of this purity level must be included in the research plan.

         -        In  vivo demonstration of relevant  pharmacological   activity
(along  with   supporting demonstration of in vitro or ex vivo demonstrations of activity if available)

In certain instances, in vivo demonstration of activity will not be possible for
scientific   reasons.   In  these  specific   cases,  an  ex-vivo  or  in  vitro
demonstration of activity will be acceptable.

4.       Patent status(full length gene patent application must have been filed)

5.       Research and development plan

         This plan need not contain detail of these activities, but rather one-line descriptions of planned activities (with estimates of timing). Not all of these plans/timings will be available when the initial plan is submitted, but will be added as part of the yearly update of the plan.

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


         -        Further preclinical studies of activity
         -        Preclinical development
         -        determination of pharmacokinetic profile
         -        initiation of toxicology studies
         -        Steps to completion of IND package
         -        Certain key milestones in production/scale-up
         -        Clinical development
         -        Major phase transition (when available and appropriate)



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
"The information below marked [***] has been omitted pursuant to a request for confidential treatment. The omitted portions have been separately filed with the Commission."
                                   APPENDIX E
                               MTAS FOR SECTION 12

         HGS MTA              STATUS        SUBJECT
         -------              ------        -------
     Collaboration #120       Signed          [***]
     Collaboration #121       Signed          [***]
     Collaboration #174       Signed          [***]
     Collaboration #177       Signed          [***]
     Collaboration #199       Signed          [***]
     Collaboration #203       Signed          [***]
     Collaboration #204       Signed          [***]
     Collaboration #207       Signed          [***]
     Collaboration #221       Signed          [***]
     Collaboration #230       Signed          [***]
     Collaboration #235       Signed          [***]
     Collaboration #236       Signed          [***]
     Collaboration #242       SB approved     [***]
     Collaboration #243       Proposed        [***]
     Collaboration #247       Proposed        [***]
     Collaboration #249       Proposed        [***]
     Collaboration #253       Proposed        [***]
     Collaboration/CRADA      SB Approved     [***]
     (Fauci-NIH)






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
                                   APPENDIX F
            SB/TAKEDA AGREEMENT IN EXISTENCE AS OF THE EFFECTIVE DATE




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